UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Kentucky Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KENTUCKY BANCSHARES, INC.

339 Main Street

Paris, KY  40361

(859) 987-1795

Notice of Annual Meeting of Shareholders
to be held May 21,  2019

April 15, 2019

To Our Shareholders:

The annual meeting of the shareholders of Kentucky Bancshares, Inc. will be held as follows:

Date:	Tuesday, May 21, 2019
	
Time:	11:00 a.m., Eastern Daylight Time
	
Place:	Kentucky Bank Main Office 339 Main Street Paris, Kentucky
	
Purpose:	•	To ratify the appointment of Crowe LLP as the Company’s registered public accountants for 2019,
	•	To elect three Class II directors,
	•	To vote on an amendment to the Company’s amended and restated articles of incorporation to increase the authorized shares of common stock to 20,000,000,
	•	To approve the adoption of the proposed 2019 Stock Award Plan,
	•	To obtain a non-binding advisory vote on the Company’s overall executive compensation programs and procedures, and
	•	To transact such other business as may properly come before the meeting or any adjournment thereof.

Record Date:	Close of business on March 15, 2019.

All Shareholders are cordially invited to attend the Annual Meeting.  Whether or not you expect to attend the Annual Meeting in person, please sign and date the enclosed Proxy, and return it promptly so your shares of stock may be voted.

Thank you for your time and consideration.  Please feel free to contact my office should you have any questions.

BY ORDER OF THE BOARD OF DIRECTORS

Gregory J. Dawson
Secretary, Kentucky Bancshares, Inc.

YOUR VOTE IS IMPORTANT

Please vote by telephone, internet, or mark, sign, date, and return the accompanying proxy immediately even if you plan to attend the Annual Meeting.

Information about Attending the Annual Meeting

If you plan to attend the meeting, please bring the following:

1.  Proper identification.

2.  Acceptable Proof of Ownership if your shares are held in “street name.”

Street Name means your shares are held of record by brokers, banks or other institutions.

Acceptable Proof of Ownership is (a) a letter from your broker stating that you owned Kentucky Bancshares, Inc. stock on the record date or (b) an account statement showing that you owned Kentucky Bancshares, Inc. stock on the record date.

Only shareholders of record on the record date may attend or vote at our Annual Meeting of Shareholders.

KENTUCKY BANCSHARES, INC.

339 Main Street
Paris, KY  40361

The 2018 Annual Report to Shareholders and our Annual Report on Form 10-K for the period ending December 31, 2018, which include our financial statements, are being mailed to shareholders together with these proxy materials on or about April 15,  2019.

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Kentucky Bancshares, Inc. (the “Company,” “we,” “us,” or “our”) for use at our Annual Meeting of Shareholders to be held on May 21,  2019, and at any adjournments (the “Annual Meeting”).

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 21,  2019.

This proxy statement, form of proxy, our 2018 Annual Report to Shareholders, and our Annual Report on Form 10-K for the period ending December 31, 2018, which includes financial statements, are available at www.envisionreports.com/ktyb.

Directions to Shareholder Meeting.

Our shareholder meeting will be held at Kentucky Bank’s main office located at 339 Main Street, Paris, Kentucky.  If you need directions, please contact our Secretary at Kentucky Bancshares, Inc., 339 Main Street, Paris, Kentucky 40361, Attention: Gregory J. Dawson, Secretary or call our office at (859) 988-1303.

Who Can Vote; Voting Rights.

Each share of our common stock that you held on the record date entitles you to one vote on any matter, other than the election of directors that may properly come before the Annual Meeting.  In the election of directors, each holder of shares of our common stock has “cumulative voting rights.”

“Cumulative voting rights” means you are entitled to multiply the number of shares of common stock you hold by the number of directors to be elected and cast the total for a single nominee or divide the votes in any manner among the nominees.  This is in contrast to “regular” or “statutory” voting in which you may only cast the total number of shares of common stock you hold for any single director nominee.  For example, we have three director nominees.  If you hold 500 shares (with one vote per share), under the regular method you could vote a maximum of 500 shares for each one candidate (giving you 1,500 votes total—500 votes per each of the three candidates). With cumulative voting, you are afforded the 1,500 votes from the start and could choose to vote all 1,500 votes for one candidate, 750 each to two candidates, or otherwise divide your votes whichever way you wanted.

If you choose to exercise your cumulative voting rights, you will not be able to vote by internet or telephone.  If, however; you choose to vote for or against each director nominee, then you may vote by internet or telephone.

On the record date, there were 5,981,326 shares of our common stock issued and outstanding.

Quorum and Votes Required.

Quorum.  A quorum at the Annual Meeting is at least a majority of the outstanding shares of our common stock entitled to vote present in person or represented by proxy.  Shares of our common stock represented by properly executed and returned proxies will be treated as present at the Annual Meeting.  Shares of our common stock present at the Annual Meeting that abstain from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum.

Votes Required.  Our corporate Secretary will count votes cast at the Annual Meeting.  Our directors are elected by cumulative voting of the votes cast at the Annual Meeting.  The three director nominees receiving the most votes for director positions expiring in 2019 will be elected directors.  Our proposal to ratify the appointment of Crowe LLP as the Company’s registered public accountants for 2019, our proposal to approve our overall executive compensation programs and procedures, and our proposal to approve the adoption of our proposed 2019 Stock Award Plan will be approved if the votes cast for each proposal exceed the votes cast against the proposal at the Annual Meeting.  Our proposal to amend the Company’s Amended and Restated Articles of Incorporation to increase the authorized shares of common stock to 20,000,000 will be approved if a majority of our outstanding shares of common stock vote in favor of the proposal.

Brokers, banks, and other institutions holding shares of record for customers generally are not permitted to vote on certain matters unless they receive voting instructions from their customers.  When brokers, banks, and other institutions do not receive voting instructions from their customers, they notify the Company on the proxy form that they lack voting authority.  The votes that could have been cast on the matter in question by brokers, banks, and other institutions who did not receive voting instructions are called “broker non-votes.”

Abstentions, if any, and broker non-votes, if any, are counted as present for the purpose of determining whether a quorum is present.  Once a quorum for the Annual Meeting is established, abstentions, broker non-votes and shares that are not voted will have the effect of a vote “Against” the proposal to amend the Company’s Amended and Restated Articles of Incorporation to increase the Company’s authorized shares of common stock to 20,000,000. For our other proposals, abstentions, broker non-votes and shares that are not voted will not have any effect on the outcome of the other proposals to be voted on at the Annual Meeting.

How Your Proxy Will Be Voted.

The Board of Directors is soliciting a proxy in the enclosed form to provide you with an opportunity to vote on all matters scheduled to come before the Annual Meeting, whether or not you attend in person.

How To Vote If You Are the Registered Owner.  If at the close of business on March 15, 2019, your shares are registered directly in your name with our transfer agent, Computershare, you are considered the shareholder of record of those shares and we have mailed these proxy materials to you.  You may vote your shares by internet*, telephone*, or by mail as further described below.  Your vote authorizes each of Buckner Woodford IV and Gregory J. Dawson as proxies, each with the power to appoint his or her substitute, to represent and vote your shares as you directed.

•

Vote by internet* — Access www.envisionreports.com/ktyb and follow the on-screen instructions.  Have your proxy card available when you access the web page. The internet and phone number are for registered holders only — not through brokers.

•

Vote by Telephone* — Call toll-free (1-800-652-VOTE (8683)) in the United States, US Territories & Canada from any touch-tone telephone and follow the instructions.  Have your proxy card available when you call.

•	Vote by Mail — Mark, sign, and date your proxy card, and return it in the postage-paid envelope provided.

Only the latest dated proxy received from you, whether by internet, telephone or mail, will be voted at the Meeting.  If you vote by internet or telephone, please do not mail your proxy card.

*You may not vote by internet or telephone if you choose to exercise your cumulative voting rights with respect to director nominees. See “Who Can Vote; Voting Rights — Cumulative voting rights” on page 3 above for an explanation of how cumulative voting works.

How To Vote If You Hold Your Shares In Street Name.  If at the close of business on March 15, 2019 you held your shares in “street name” (through a broker, bank or other institution), you may receive a separate voting instruction form, or you may need to contact your broker, bank or other institution to determine whether you will be able to vote electronically using the internet or the telephone.

Voting At The Annual Meeting. You may also attend the Annual Meeting in person and vote by ballot, which would cancel any proxy that you previously submitted.  If you wish to vote in person at the Annual Meeting but hold your stock in “street name,” then you must have a proxy from the broker, bank or institution in order to vote at the meeting.

How Proxies Will Be Voted.  If you properly return a proxy as specified above, your shares will be voted in accordance with the instructions you provide.  If you vote without providing contrary instructions, your proxy will be voted in the following manner:

FOR the proposed ratification of the appointment of Crowe LLP as the Company’s registered public accountants for 2019;

FOR the proposed director nominees (or, if deemed appropriate by the individuals appointed in the proxies, less than all of the proposed director nominees based upon the results of the cumulative voting);

FOR the proposed amendment to the Company’s amended and restated articles of incorporation to increase the authorized shares of common stock to 20,000,000;

FOR the proposed 2019 Stock Award Plan;

FOR the proposed non-binding advisory vote on the Company’s overall executive compensation programs and procedures; and

FOR the transaction of such other business as may properly come before the Annual Meeting.

We expect no matters to be presented for action at the Annual Meeting other than the items described in this proxy statement.  By voting by telephone, the internet, or by signing, and returning the enclosed proxy, however, you will give to the persons named as proxies therein discretionary voting authority with respect to any other matter that may properly come before the Annual Meeting, and they intend to vote on any such other matter in accordance with their best judgment.

Revoking a Proxy.  You may revoke or change your proxy at any time before it is exercised by (i) filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy (Gregory J. Dawson, Secretary, Kentucky Bancshares, Inc., 339 Main Street, Paris, Kentucky 40361); (ii) submitting to the Secretary a duly-executed proxy bearing a later date relating to the same shares of our common stock that you hold; (iii) voting again by internet or telephone (unless you are exercising your cumulative voting rights, in which case voting by internet or telephone is not an option) or (iv) appearing at the Annual Meeting and (after having given the Secretary notice of your intention to vote in person) voting your shares of our common stock in person.  If your shares are held in “street name” (through a broker, bank or other institution) please contact your broker, bank or other institution to revoke or change your proxy.

Proxy Solicitations.

We will pay all of the expenses of this solicitation of proxies.  We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of our common stock.  In addition to solicitations by mail, our directors, officers, and employees may solicit proxies personally or by telephone without additional compensation.

Multiple Shareholders Sharing the Same Address.

One copy of our Annual Report to Shareholders, including financial statements, and one proxy statement is being delivered to multiple shareholders sharing an address unless we have received contrary instructions from the affected shareholders.  If at any time you would prefer to receive a separate proxy statement,  as well as, a separate copy of our Annual Report to Shareholders, including financial statements, then please notify your broker or other institution or direct your written request to Kentucky Bancshares, Inc., 339 Main Street, Paris, Kentucky 40361, Attention: Gregory J. Dawson, Secretary.

Shareholders’ Proposals for 2020 Annual Meeting.

We presently contemplate that the 2020 Annual Meeting of Shareholders will be held on or about May 19,  2020.  If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing by no later than December 16, 2019 (the date that is 120 days before the first anniversary of the date on this proxy statement) to: Kentucky Bancshares, Inc., 339 Main Street, Paris, Kentucky 40361, Attention: Gregory J. Dawson, Secretary.  We recommend that you send any proposals by certified mail, return receipt requested.

If you want to present a proposal at next year’s annual meeting but do not wish to have it included in our proxy statement, you do not need to contact us in advance.  Our bylaws do not contain any requirement for shareholders to provide advance notice of proposals or nominations they intend to present at the Meeting.  However, if you do not notify us on or before March 1,  2020 of any matter that you wish to present at next year’s annual meeting, then the shareholders’ proxies that we solicit in connection with our 2020 Annual Meeting of Shareholders will confer on the proxy holders discretionary authority to vote on the matter that you present at our 2020 Annual Meeting.

Corporate Governance.

Code of Ethics.  Ethical business conduct is a shared value of our Board of Directors, management and employees.  Our Code of Ethics applies to our employees and officers, including the principal executive officer and principal financial officer.

Our Code of Ethics covers all areas of professional conduct including, but not limited to, conflicts of interest, disclosure obligations, insider trading and confidential information, as well as compliance with all laws, rules and regulations applicable to our business.  We encourage all employees, officers and directors to promptly report any violations of the Code of Ethics to the appropriate persons identified in the Code of Ethics.  A copy of our Code of Ethics is available at our website www.kybank.com in the section entitled “About Us” under “Investor Relations” in the “Corporate Information — Governance Documents” subsection.

Board Structure and Committees. As of the date of this proxy statement, our Board of Directors consists of nine  (9) members.  Our Board of Directors held four meetings during 2018, consisting of four regularly scheduled meetings.  All directors, except Messrs.  Caudill and Hinkle, attended at least 75% of the total number of board meetings and the meetings of the committees to which they belonged.  Our Board of Directors does not have a specific policy for director attendance at our Annual Meeting of shareholders.  Six of our directors attended our 2018 Annual Meeting.

Our Board of Directors has a standing Compensation Committee and Audit Committee but does not have a standing nominating committee.

Compensation Committee Members	Functions of the Committee	Meetings in 2018
Edwin S. Saunier (Chairman) Henry Hinkle Ted McClain	Determines compensation of our executive officers and oversees our assessment of whether our compensation practices are reasonably likely to expose the Company to material risks Please refer to the sections in this proxy statement entitled “Compensation Discussion and Analysis” and the “Report of the Compensation Committee” for more information	7

Audit Committee Members *	Functions of the Committee	Meetings in 2018
Robert G. Thompson (Chairman) Jack W. Omohundro Edwin S. Saunier	Monitors the integrity of our financial reporting processing and systems of internal controls regarding finance, accounting, and legal compliance Selects our independent auditor and determines such auditor’s compensation Monitors the independence and performance of the independent auditor, management, and the internal audit department Provides an avenue of communication among the independent auditors, management, the internal audit department, and the Board of Directors Pre-approves, if appropriate, all related party transactions Oversees ethical and regulatory compliance	12

Committee Charters.  Our Audit Committee and Compensation Committee have charters, which are available at our website www.kybank.com in the section entitled “About Us” under “Investor Relations” in the “Corporate Information — Governance Documents” subsection.

The Board of Directors does not limit the number of audit committees for other corporations on which its audit committee members may serve.  None of the committee members currently serves on another audit committee for a publicly-held entity.

Board and Committee Independence.  The Board has determined that each of its members is independent as defined by the rules of NASDAQ except for its current employee directors:  Mr. Caudill and Mr. Prichard.  While our Board determined that Mr. McClain and Mr. Van Meter are each independent under the rules of NASDAQ, it did have to consider the Company’s payments to their companies.  Mr. McClain owns 40% of The Hopewell Company, Inc., which is a family business.  The aggregate amount the Company paid to The Hopewell Company, Inc. for property or services during each of 2018, 2017 and 2016 did not exceed the greater of $200,000 or 5% of Hopewell Insurance Company’s consolidated gross revenues for the applicable fiscal year.   Mr. Van Meter is the sole owner of a company that rents parking space to us.  The aggregate amount the Company paid to Mr. Van Meter’s company was below the $120,000 threshold set by NASDAQ.

Audit Committee Financial Expert.  Our Board of Directors has determined that each of the members of the Audit Committee is independent as defined by the rules of NASDAQ for audit committee members.  Further, our Board of Directors has determined (in accordance with Securities and Exchange Commission Regulation S-K 407(d)) that Mr. Jack W. Omohundro satisfies the qualifications of financial expert and Mr. Omohundro accordingly has been designated as the Audit Committee financial expert.

Consideration of Director Nominees.  The members of our Board who are independent directors under NASDAQ rules approve the nominees for director to be presented for election based upon their review of all proposed nominees for the Board, including those proposed by shareholders.  This year our Strategic Planning/Governance Committee, comprised of Messrs. Caudill, Hinkle, Prichard, and Woodford, suggested that the directors Messrs. Caudill, Prichard, Van Meter,  whose terms are expiring this May be considered as candidates for nomination.  The independent members of the Board of Directors select qualified candidates based upon the criteria set forth below and review their recommendations with the Board. The independent directors approved the suggested nominees and invited each of these candidates to be a nominee for election to the Board.

Board members must possess the acumen, education and experience to make a significant contribution to the Board, and bring a diverse range of skills and perspectives to satisfy the perceived needs of the Board at a particular time.  Board members must have the highest ethical standards, a strong sense of professionalism, independence and an understanding of our business.  Additionally, Board members must have the aptitude and experience to fully appreciate the legal responsibilities of a director and the governance processes of a public company, a willingness to commit, as well as have, sufficient time to discharge their duties to the Board and such other factors as the independent members of the Board of Directors determine are relevant in light of the needs of the Board and the Company.

For a shareholder to submit a candidate for consideration as a director, a shareholder must notify our Secretary.  To be considered for nomination and inclusion in our proxy statement at the 2020 Annual Meeting, a shareholder must notify our Secretary no later than December 16,  2019 (the date that is 120 days before the first anniversary of the date on this proxy statement).  Notices should be sent to: Kentucky Bancshares, Inc., 339 Main Street, Paris, Kentucky 40361, Attention: Gregory J. Dawson, Secretary.

Communications with the Board.  Our Board of Directors has established a process for shareholders to communicate with the Board or an individual director.  Shareholders may contact the Board or an individual director by writing to the attention of one or more directors at our principal executive offices at Kentucky Bancshares, Inc., 339 Main Street, Paris, Kentucky 40361, Attention: Gregory J. Dawson, Secretary.  Each communication intended for the Board of Directors or an individual director will be forwarded to the specified party.

Board Leadership Structure and Role in Risk Oversight.  We are a financial holding company effective June 26, 2014 (previously a bank holding company) that was formed in 1981 under the Bank Holding Company Act of 1956, as amended. We are the parent company of Kentucky Bank, a separately chartered commercial state bank, and KBI Insurance Company, Inc., a captive insurance company.

Our Board is comprised of seven independent directors and two employee directors.  We are committed to a strong, independent Board and believe that objective oversight of the performance of our management is a critical aspect of effective governance.  Accordingly, the role of Chairman of the Board and Chief Executive Officer are held by different individuals.  Our Chairman is an independent director and has the following duties:

•	Chair and preside at Board meetings;
•	Coordinate with our CEO in establishing the agenda and topic items for Board meetings;
•	Advise on the quality, quantity, and timeliness of the flow of information from management to the Board;
•	Act as principal liaison between management and the Board on sensitive issues;
•	Retain independent advisors on behalf of the Board as the Board may determine is necessary or appropriate;
•	Assist the Compensation Committee with the annual evaluation of the performance of the CEO; and
•	Provide an important communication link between the Board and shareholders, as appropriate.

Our Board of Directors, together with the Audit and Compensation Committees of the Board, coordinate with each other to provide enterprise-wide oversight of our management and handling of risk.  These committees report regularly to the entire Board of Directors on risk-related matters and provide our Board of Directors with integrated insight about our management of strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational, and reputational risks.

In addition Kentucky Bank has its own board of directors, audit and asset liability management committees, which provide risk management.  Our CEO serves on the board of Kentucky Bank.  One of the key responsibilities of the subsidiary board is to manage strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational, and reputational risks.  While we have not developed an enterprise-wide risk statement, our Board of Directors believes that sound credit underwriting to manage credit risk, and a conservative investment portfolio to manage liquidity, and interest rate risk contribute to an effective oversight of the Company’s risk, and we require our subsidiaries to follow this philosophy.

Report of the Audit Committee.

The Audit Committee of the Board of Directors has furnished the following report:

The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board.  Our Audit Committee charter can be located at our website www.kybank.com in the section entitled “About Us” under “Investor Relations” in the “Corporate Information — Governance Documents” subsection.

The Audit Committee reviews and reassesses the Charter annually, and recommends any changes to the Board for approval.

Management is responsible for the preparation of the Company’s financial statements.  The Company’s registered independent public accounting firm is responsible for the audit of the financial statements.  The Audit Committee is responsible for overseeing the Company’s overall financial reporting process.  In fulfilling its responsibilities for the financial statements for fiscal year 2018, the Audit Committee:

Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2018 with management and Crowe LLP (“Crowe”), the Company’s independent registered public accounting firm at the time of the audit;

Discussed with Crowe the matters required to be discussed by the PCAOB Auditing Standard 1301 - Communications with Audit Committees, as amended, relating to the conduct, scope, and results of the audit; and

Received written disclosures and the letter from Crowe regarding its independence as required by the Public Company Accounting Oversight Board.

The Audit Committee discussed with Crowe such firm’s independence.  The Audit Committee also discussed with management and Crowe the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget, and staffing.  The Audit Committee discussed with the independent auditors their audit plans, audit scope, and identification of audit risks.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Crowe, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Robert G. Thompson, Chairman

Jack W. Omohundro     Edwin S. Saunier

Fees of Independent Registered Public Accounting Firm.

Preapproval Policies and Procedures.  The Audit Committee’s policy is to approve in advance all audit fees and terms and non-audit services permitted by law to be provided by the external auditors.  In accordance with that policy, the committee annually pre-approves a list of specific services and categories of services, including audit, audit-related and non-audit services described below, for the upcoming or current fiscal year, subject to specified cost levels.  Other services include:

• Consultation regarding financial accounting and reporting standards;
• Discussions related to accounting for proposed acquisitions;
• Discussions regarding regulatory requirements;
• Consultation concerning tax planning strategies; and
• Audits of benefit plans.

Since the May 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each service provided by our independent registered public accounting firm has been approved in advance by the Audit Committee.  None of those services required use of the de minimis exception to preapproval contained in the SEC’s rules.

Fees and Related Disclosures for Accounting Services.  The aggregate fees we incurred for professional services rendered by Crowe were as follows:

Audit fees - Fees for the consolidated financial statement audit, review of the Company's Form 10-Q's were $237,000 for 2018 and $182,000 for 2017.

Audit related fees - Aggregate fees for all assurance and related services were $14,000 for 2018 and $13,750 for 2017.  These fees were incurred for audits of benefit plans in 2018 and 2017.

Tax fees - Fees related to tax compliance, advice and planning were $32,575 for 2018 and $48,025 for 2017.

All other fees - Consulting fees related to risk management in 2018 and 2017 were $0 for 2018 and $3,750 for 2017.

All services provided by Crowe in 2018 and 2017 were approved by the Audit Committee.  All fees were approved in accordance with the preapproval policy.  The Audit Committee has determined that the provision of the services described above is compatible with maintaining the independence of the external auditors.

PROPOSAL NO. 1

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On the recommendation of the Audit Committee, the Board engaged Crowe as its independent registered public accounting firm for the fiscal year ending December 31, 2018.  Our Audit Committee and Board seek shareholder ratification of our Board’s appointment of Crowe to act as the independent auditors of our and our subsidiaries’ financial statements for the fiscal year ending December 31, 2019.  If the shareholders do not ratify the appointment of Crowe, our Audit Committee and Board will reconsider this appointment for 2019.  Crowe will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify such appointment.  For more information on the voting requirements, see “Quorum and Votes Required.”

The Company’s Board of Directors recommends voting “FOR” the ratification of Crowe LLP as our independent registered public accounting firm for 2019.

Director Compensation.

We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. Additionally, each director of the Company is also a director of Kentucky Bank, our operating subsidiary.  In setting director compensation, we consider the significant amount of time directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company to be an effective member of the Board.

The form and amount of director compensation is reviewed by the Compensation Committee, which makes recommendations to the full Board.

Cash Compensation.  Each Director receives an annual fee of $12,000 ($8,000 to be paid in stock-see below) and a fee of $700 for attending each Kentucky Bank board meeting, including $700 for one paid absence per year.  The Chairman of the Board receives an additional $5,000 retainer per year.  The Audit Committee Chair receives an additional annual fee of $7,500 and the Compensation Committee Chair receives an additional annual fee of $5,000.  Each other Committee Chair receives an additional annual fee of $2,500.  Audit Committee members receive $500 for each committee meeting.

Non-employee Directors receive a fee of $100 for attending each Loan Committee meeting of Kentucky Bank and a fee of $400 for all other committee meetings (excluding Audit Committee meetings) of the Company and of Kentucky Bank that he attends (for which he is a member).

Equity-Based Compensation.  Prior to July 2015, non-employee Directors received equity-based compensation in the form of restricted stock under our 2009 Stock Award Plan following each year in which Kentucky Bank had a return on assets of one percent (1%) or greater. Twenty percent of each grant vests annually on anniversary date of the grant (assuming the recipient is still a director).  Vesting expires 90 days after termination of directorship and one (1) year after death, disability or retirement.  Upon a change of control, any restriction period will expire immediately and the director will hold the restricted stock free of any restrictions.  In 2018, no shares were granted under this formula.

Non-employee Directors receive equity-based compensation in the form of stock under our 2009 Stock Award Plan equivalent to approximately $8,000 for part of their annual retainer.  In 2019, we granted 353 shares of stock to each of our Directors, except Mr. Prichard.

2018 Director Summary Compensation Table

The table below summarizes the total compensation paid to or earned by our non-employee Directors and Mr. Caudill (employee) during 2018.  The compensation of Mr. Prichard is reflected in the Summary Compensation Table under Executive Compensation.

	Fees Earned
	or Paid	Stock	Option	All Other
Name of Director	in Cash (1)	Awards (2)	Awards	Compensation (3)	Total

B. Proctor Caudill, Jr.	$12,400	$8,013	—	$40,750	$61,163
Henry Hinkle	16,100	8,013	—	—	24,113
Ted McClain	20,600	8,013	—	—	28,613
Jack W. Omohundro	24,400	8,013	—	—	32,413
Edwin S. Saunier	28,000	8,013	—	—	36,013
Robert G. Thompson	31,900	8,013	—	—	39,913
Woodford Van Meter	20,600	8,013	—	6,000	34,613
Buckner Woodford IV	23,700	8,013	—	—	31,713

(1)	Includes fees paid for serving as a director of Kentucky Bank and attending committee meetings of Kentucky Bank of which he is a committee member.

(2)

The amounts under this column represent the aggregate grant date fair value of the shares of our common stock that we granted each Director as partial payment for their director fees computed in accordance with FASB ASC Topic 718.  The aggregate number of shares granted to each of director, except Mr. Prichard, in 2018 is as follow:  Messrs. Caudill, Hinkle, McClain, Saunier, Thompson, Van Meter, and Woodford - 218 each.  Shares and per share data have been adjusted for the two-for-one stock split which occurred as of close of business on December 3, 2018.

(3)

The amount for Mr. Caudill includes employee compensation, premiums paid for life insurance and mobile phone allowance.  As described in “Transactions with Related Persons,” Mr. McClain is a partial owner of The Hopewell Company, Inc., which received $224,469 from the Company.  The amounts attributed to premium payments are directly passed through to insurance companies that issued the insurance policies we bought.  The amount retained by the company for services was less than $200,000.  Because these fees are not paid directly to Mr. McClain, we have not included them in the table.  The amount paid to Mr. Van Meter reflects the amount we paid him for parking lot rent.

Directors.

Classified Board.  Under our Amended and Restated Articles of Incorporation, our Board of Directors consists of three different classes (Class I, Class II, and Class III) as nearly equal in number as the then total number of directors constituting the Board permits.  The directors in each class serve for a term of three years, and one class is elected annually.

Term; Vacancies.  At the Annual Meeting, you will be asked to elect three directors for a term to expire at the Annual Meeting of Shareholders to be held in 2021.  Any vacancies that occur after the directors are elected may be filled by the Board of Directors in accordance with law for the remainder of the full term of the vacant directorship.

Independence of Directors.  In accordance with rules of NASDAQ, all of the nominees for director, and all continuing directors listed below, meet the NASDAQ definition of “independent” except for Messrs. Caudill and Prichard.

Director Qualifications.  Our Board of Directors currently consists of nine members who are well-qualified to serve on our board and represent our shareholders’ best interests.  Our nominees are selected with a view of establishing a board of directors that meet the criteria for qualified candidates that is set forth above under the caption “Corporate Governance- Consideration of Director Nominees.”  We believe that each of the director nominees and other directors bring these qualifications to our Board of Directors.  Together, our director nominees and continuing directors provide our Board with a diverse complement of specific business skills, experience and perspectives, including: extensive financial and accounting expertise, knowledge of the commercial banking industry, experience with companies that serve the same communities that our various bank subsidiaries serve, and extensive operational and strategic planning experience.  The following describes the key qualifications, business skills, experience, and perspectives that each of our directors brings to the Board of Directors, in addition to the general qualifications under “Corporate Governance- Consideration of Director Nominees” and information included in the biographical summaries provided below for each director.  We believe that each individual’s skills and perspectives strengthen our Board’s collective qualifications, skills and experience.

Name	Qualifications
B. Proctor Caudill, Jr.

Extensive banking career beginning in 1973; significant executive management experience in banking industry; knowledge of local communities including service on numerous local boards of various civic and professional organizations; in-depth knowledge of the Company’s business, strategy and management team.

Louis Prichard

Extensive banking career beginning in 1977; significant executive management experience in banking industry; knowledge of local communities including service on numerous local boards of various civic and professional organizations; in-depth knowledge of the Company’s business, strategy and management team.

Woodford Van Meter

Comprehensive business management experience as a managing physician of an ophthalmology practice; extensive analytical and planning skills as a Professor of Ophthalmology for a medical school; in-depth knowledge of the Company’s business, strategy and management team.

Ted McClain	Extensive risk management, financial and operations skills and general business experience through ownership of an insurance company.
Edwin S. Saunier

Extensive executive management and financial experience as owner and president of a moving and storage business; degree in accounting; extensive knowledge of local communities including service on numerous local boards of various civic and professional organizations.

Buckner Woodford IV

Extensive banking career beginning in 1971; significant executive management and financial experience in banking industry; knowledge of local communities including service on numerous local boards of various civic and professional organizations; in-depth knowledge of the Company’s business, strategy and management team from previously serving as President of the Company and from serving as a director of Kentucky Bank since 1971.

Henry Hinkle

Extensive executive management and financial experience as owner and president of a paving and construction company; extensive knowledge of local communities including service on numerous local boards of various civic and professional organizations; in-depth knowledge of the Company’s business, strategy and management team from serving as a director of Kentucky Bank since 1989.

Jack W. Omohundro

Extensive financial, operational and general business skills as a Certified Public Accountant (CPA), MBA and degree in accounting; extensive knowledge of local communities including service on numerous local boards of various civic and professional organizations.

Robert G. Thompson

Extensive management, financial, operational and general business skills as a business entrepreneur in the farming and thoroughbred industry; extensive knowledge of local communities including service on numerous local boards of various civic and professional organizations; in-depth knowledge of the Company’s business, strategy and management team from serving as a director of Kentucky Bank since 1991.

PROPOSAL NO. 2

ELECTION OF DIRECTORS

Our Board has nominated each of Mr. B. Proctor Caudill, Jr., Mr. Louis Prichard and Mr. Woodford Van Meter to serve an additional 3-year term, until our 2022 annual shareholders’ meeting (or until their successors have been elected and qualified).  All three directors are currently serving on our Board and their terms expire at the Annual Meeting.

Each of the nominees has agreed to serve as a director if elected.  Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of these nominees.  Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.

If any of the director nominees should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies may vote for a replacement nominee recommended by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the Annual Meeting.  At this time, the Board of Directors knows of no reason why any of the nominees listed above may not be able to serve as a director if elected.

Information about Director Nominees and Continuing Directors.  The following tables set forth information with respect to each nominee for director, and with respect to continuing directors who (by virtue of the classes in which they serve) are not nominees for re-election at the Annual Meeting.

Name of Director	Age	Principal Occupations, Other Public Directorships and Positions with the Company (1)	Year First Elected a Director

		Class II
		Directors Nominated for a 3-Year Term to Expire in 2022

B. Proctor Caudill, Jr.	69	Special Projects Manager of the Company since 2006. President and CEO of Peoples Bancorp of Sandy Hook, Inc. from 1981 to 2006 and President from 1999 to 2006. CEO of Peoples Bank, (Sandy Hook, Kentucky) from 1981 to 2006.	2006

Louis Prichard	65	President and CEO of the Company and Kentucky Bank since 2004. President and Chief Operating Officer of the Company and Kentucky Bank from 2003 to 2004. Director of Kentucky Bank since 2003.	2003

Woodford Van Meter	65	Ophthalmologist. Director of Kentucky Bank since 2004.	2004

Class III
Continuing Directors Whose Terms Expire 2020

Henry Hinkle	67	CEO/Treasurer of Hinkle Holding Company, LLC. Director of Kentucky Bank since 1989.	1989

Jack W. Omohundro	36	Secretary/Treasurer of The Allen Company. Director of Kentucky Bank since 2016.	2016

Robert G. Thompson	69	Farmer and thoroughbred horse breeder. Director of Kentucky Bank since 1991.	1991
		Class I
		Continuing Directors Whose Terms Expire 2021

Ted McClain	67	Insurance agent and partial owner of The Hopewell Company, Inc. Director of Kentucky Bank since 2002.	2003

Edwin S. Saunier	61	President of Saunier North American, Inc., a moving and storage company. Director of Kentucky Bank since 2007.	2007

Buckner Woodford IV	74	Chairman of the Board of the Company and Kentucky Bank. President and CEO of the Company from 1991-2004. Director of Kentucky Bank since 1971.	1981

(1)	Kentucky Bank is our operating subsidiary. We acquired Peoples Bancorp of Sandy Hook Inc. and Peoples Bank, (Sandy Hook, Kentucky) in 2006.

None of the nominees or continuing directors is a director of any company with a class of securities registered with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act, or any company registered as an investment company under the Investment Company Act of 1940.

Vote Required

Our directors are elected by cumulative voting of the votes cast at the Annual Meeting.  The three director nominees receiving the most votes for director positions expiring in 2019 will be elected directors.  For more information on the voting requirements, see “Quorum and Votes Required.”

The Company's Board of Directors recommends voting “FOR” the election of each of the Nominees for Director.

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Description of the Proposal

Our Amended and Restated Articles of Incorporation, as amended by the Articles of Amendment to the Articles of Incorporation dated June 10, 1999 (the “Amended and Restated Articles of Incorporation”), currently authorize the issuance of up to 10,300,000 shares in the Company, split between 10,000,000 shares of common stock and 300,000 shares of preferred stock. As of March 15, 2019, the record date for the Annual Meeting, the following shares were issued and outstanding or reserved for issuance: 5,981,326.

On February 26, 2019, the Board unanimously adopted a resolution proposing to amend our Amended and Restated Articles of Incorporation to increase the number authorized shares in the Company to 20,300,000 – split between 20,000,000 shares of common stock and 300,000 shares of preferred stock – and recommending the amendment to our shareholders for approval. The proposed amendment would cause the first paragraph of ARTICLE IV of the Amended and Restated Articles of Incorporation to be amended to read as follows:

The total number of shares that the Corporation shall have the authority to issue is 20,300,000 shares, which shall be divided into two classes as follows:

    20,000,000 Common Shares; and

    300,000 Preferred Shares.

Only the number of shares of common stock the Company is authorized to issue would be affected by this amendment. If the shareholders approve this proposal, the Board has deemed it pragmatic to file a Second Amended and Restated Articles of Incorporation for the Company in lieu of filing Articles of Amendment. The purpose of this is to incorporate this proposed amendment, together with prior amendments that were previously approved by the shareholders and certain other nonmaterial clerical revisions, into one comprehensive document. The only change in the Second Amended and Restated Articles of Incorporation requiring shareholder approval is the amendment outlined above authorizing an additional number of shares of common stock. The form of the Second Amended and Restated Articles of Incorporation for the Company is attached as Annex A to this proxy statement. If this proposed amendment is approved by the Company’s shareholders, the Company intends to file the Second Amended and Restated Articles of Incorporation with the Kentucky Secretary of State promptly following the Annual Meeting.

Purpose of Amendment

The Board believes approval of the proposed amendment is in the best interests of the Company and its shareholders. Although the Company has no definitive plan for the issuance of any additional authorized shares of common stock, the authorization of additional shares of common stock would permit the continued issuance of shares of common stock under the Company’s equity compensation program, as well as for potential future stock dividends, stock splits, raising capital, possible acquisitions, or any other appropriate corporate purposes. The Board believes that failure to approve this proposal would seriously restrict the Company's ability to manage its capital needs to the detriment of shareholders’ interests. The Board believes that increasing the authorized number of shares of common stock will help the Company to meet its future needs and give it better flexibility in responding quickly to advantageous business opportunities.

Certain Considerations Related to the Amendment Proposal

If the proposed amendment is approved, the Board will be authorized to issue the additional shares of common stock for which authorization is sought, in its discretion, without further approval of the shareholders, and the Board does not intend to seek shareholder approval prior to any issuance of the shares of common stock, unless shareholder approval is required by applicable law or securities laws.

The additional shares of common stock for which authorization is sought would be identical to the shares of common stock we are presently authorized to issue. There are no preemptive rights available to shareholders in connection with the issuance of any such additional shares. The issuance of additional shares of common stock will not affect the rights of current shareholders, although it may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of our capital stock.

Vote Required

Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company. For more information on the voting requirements, see “Quorum and Votes Required.”.

The Company’s Board of Directors unanimously recommends a vote "FOR" the approval of an

Amendment to our Amended and Restated Articles of Incorporation to increase the authorized number of shares of common stock.

PROPOSAL NO. 4

PROPOSAL TO ADOPT THE 2019 STOCK AWARD PLAN

On February 26, 2019, our Board of Directors approved the 2019 Stock Award Plan, subject to approval by the holders of a majority of the shareholders entitled to vote present in person or by proxy at our Annual Meeting.  The Company currently maintains the 2009 Stock Award Plan (the “Prior Plan”); however, pursuant to the terms of the Prior Plan, no awards may be granted ten years after the date on which the plan was adopted by the Board. Therefore, as the Prior Plan’s term comes to an end it is necessary to adopt a current version of the Company’s incentive compensation program.

The 2019 Stock Award Plan is summarized below and attached as Annex B to this proxy statement.  Because this is a summary, it does not contain all of the information that may be important to you.  Furthermore, although the 2019 Stock Award Plan is substantially similar to the Prior Plan, you are encouraged to read Annex B carefully before you decide how to vote.

Reasons for the Proposal

We believe that our growth depends significantly upon the efforts of our key employees, directors, consultants and advisers and that these individuals are best motivated to put forth maximum effort on our behalf if they own an equity interest in our company. Grants of equity interest to key employees, directors, consultants and advisers is an important part of the Company’s current and long-term incentive compensation program, which the Company uses to strengthen the commitment of such individuals to the Company, motivate them to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated individuals whose efforts are expected to result in the Company’s long-term growth and profitability. The Board adopted the Prior Plan with these principles in mind, and as its term concludes, it is necessary to adopt a current version of the Company’s incentive compensation program.

Summary of the 2019 Stock Award Plan

Administration

Awards under the 2019 Stock Award Plan will be made by our Compensation Committee, until otherwise determined by the Board.  The Compensation Committee has the full power and authority to designate participants, to set the terms of awards, to make any determinations necessary or desirable for the administration of the plan, and to delegate its authority in certain cases.

Eligible Participants

The following persons are eligible to participate in the 2019 Stock Award Plan: (a) any person providing services as an officer and/or director or advisory director to us or any subsidiary, whether or not employed by such entity; (b) officers and employees of existing or future subsidiaries; (c) officers and employees of any entity with which we have contracted to receive executive, management or legal services and who provide services to us or a subsidiary under such arrangement; (d) consultants and advisers who provide services to us or a subsidiary; and (d) any person who has agreed in writing to become an eligible participant within 30 days following the date of grant of such person’s first award.

A subsidiary is defined to include an entity in which we have a direct or indirect economic interest that is designated as a subsidiary by the Board or the Compensation Committee. The Board and the Compensation Committee may each delegate to one or more of their members, or to one or more agents, the power to grant awards and to modify or terminate awards granted to eligible persons who are not our executive officers or directors, subject to certain limitations.

We anticipate that the Compensation Committee’s determinations as to which eligible individuals will be granted awards and the terms of the awards will be based on each individual’s present and potential contributions to our success.

Number of Shares

The maximum number of shares of our common stock with respect to which we will be permitted to grant awards under the 2019 Stock Award Plan is 300,000, or 5% of our outstanding common stock as of the record date. Awards that may be paid only in cash will not be counted against this share limit.  Moreover, no individual may receive in any year awards under this plan, whether payable in cash or shares, equaling more than 10,000 shares of our common stock. Shares subject to awards that are forfeited or canceled will again be available for awards, as will shares issued as restricted stock or other stock-based awards that are forfeited or reacquired by us by their terms.  In addition, to the extent that shares are delivered to pay the exercise price of options under the 2019 Stock Award Plan, the number of shares delivered will again be available for grant of awards under this plan, other than the grant of incentive stock options under Section 422 of the Internal Revenue Code.  Under no circumstances may the number of shares issued pursuant to incentive stock options exceed 200,000 shares. The shares to be delivered under this plan will be made available from our authorized but unissued shares of common stock, shares held by a subsidiary or by us, or from shares acquired by the company of a subsidiary on the open market or otherwise. Subject to the terms of this plan, shares of our common stock issuable under this plan may also be used as the form of payment of compensation under other plans or arrangements that we offer or that we assume in a business combination.

Types of Awards

Stock options, stock appreciation rights, restricted stock and other stock-based awards may be granted under the 2019 Stock Award Plan in the discretion of the Board and the Compensation Committee. Options granted under this plan may be either nonqualified or incentive stock options. Only our employees or employees of our subsidiaries will be eligible to receive incentive stock options. Stock appreciation rights may be granted in conjunction with or unrelated to other awards and, if in conjunction with an outstanding option or other award, may be granted at the time of the award or thereafter, at the exercise price of the other award. The Board or the Compensation Committee has discretion to fix the exercise or grant price of stock options, however, the exercise price of incentive stock options will not be less than 110% of the fair market value of the underlying common stock at the time of grant if, on the date of the grant, the eligible individual to whom such grant is to be made owns securities possessing more than 10% of the total combined voting power of all classes of stock of the company or any of its subsidiaries.  The Board and the Compensation Committee have broad discretion as to the terms and conditions upon which options and stock appreciation rights are exercisable, but under no circumstances will an option or a stock appreciation right have a term exceeding ten years.

The option exercise price may be paid: (a) in cash or cash equivalent; (b) in shares of our common stock that, unless otherwise determined by the Board or the Compensation Committee, have been held by the optionee for six months; or (c) in any other manner authorized by the Compensation Committee. Upon the exercise of a stock appreciation right with respect to our common stock, a participant will be entitled to receive, for each share subject to the right, the excess of the fair market value of the share on the date of exercise over the exercise price.  The Board or the Compensation Committee has the authority to determine whether the value of a stock appreciation right is paid in cash or our common stock or a combination of the two.

The Board or the Compensation Committee may grant restricted shares of our common stock to a participant that are subject to restrictions regarding the sale, pledge or other transfer by the participant for a specified period. All shares of restricted stock will be subject to the restrictions that the Board or the Compensation Committee may designate in an agreement with the participant, including, among other things, that the shares are required to be forfeited or resold to us in the event of termination of employment under certain circumstances or in the event specified performance goals or targets are not met.  A restricted period of at least three years is generally required, with incremental vesting permitted during the three-year period, except that if the vesting or grant of shares of restricted stock is subject to the attainment of performance goals, the restricted period may be one year or more with incremental vesting permitted.  Subject to the restrictions provided in the participant’s agreement, a participant receiving restricted stock will have all of the rights of a shareholder as to the restricted stock, including dividend and voting rights. The Board or the Compensation Committee may also grant participants awards of our common stock and other awards, including restricted stock units that are denominated in, payable in valued in whole or in part by reference to, or are otherwise based on the value of, our common stock (“Other Stock- Based Awards”).  The Board or the Compensation Committee has discretion to determine the participants to whom Other Stock-Based Awards are to be made, the times at which such awards are to be made, the size of the awards, the form of payment, and all other conditions of the awards, including any restrictions, deferral periods or performance requirements.  The terms of the Other Stock-Based Awards will be subject to the rules and regulations that the Board or the Compensation Committee determines.  Any award under the 2019 Stock Award Plan may provide that the participant has the right to receive currently or on a deferred basis dividends or dividend equivalents, all as the Board or the Compensation Committee determines.   Other Stock-Based Awards will comply with the timing and distribution requirements of Section 409A of the Internal Revenue Code.

Adjustments

If the Board or Compensation Committee determines that any stock dividend or other distribution (whether in the form of cash, securities or other property), recapitalization, reorganization, stock split, reverse stock split, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights to purchase shares or other securities of our company, or other similar corporate events affects our common stock in such a way that an adjustment is appropriate to prevent dilution or enlargement of the benefits intended to be granted and available for grant under the 2019 Stock Award Plan, then the Board or the Compensation Committee has discretion to make equitable adjustments to: (a) the number and kind of shares (or other securities or property) that may be the subject of future awards under this plan, (b) the number and kind of shares (or other securities or property) subject to outstanding awards, and (c) the grant or exercise prices of outstanding awards, and if appropriate, provide for the payment of cash to a participant. The Board of the Compensation Committee may also adjust awards to reflect unusual or nonrecurring events that affect our financial statements or us or to reflect changes in applicable laws or accounting principles.

Amendment or Termination

The 2019 Stock Award Plan may be amended or terminated at any time by the Board, except that no amendment may materially impair an award previously granted without the consent of the recipient and no amendment may be made without shareholder approval if the amendment would: (a) materially increase the benefits accruing to participants under this plan, (b) increase the number of shares of our common stock that may be issued under this plan, (c) materially expand the classes of persons eligible to participate in this plan, or (c) permit a reduction in the exercise price of options.

Liability and Indemnification

No member of the Board or the Compensation Committee is personally liable in connection with the 2019 Stock Award Plan unless the circumstances involve bad faith, gross negligence or willful misconduct by such person. The Company will indemnify such persons from any claim, action, suit or proceeding in connection with the 2019 Stock Award Plan so long as the Company is given the first opportunity to handle and defend such claim, action, suit or proceeding.  Participants in the 2019 Stock Award Plan will each agree to hold harmless the Company and its subsidiaries (and their respective directors, officers and employees) from any liability in connection with receipt, payment and/or exercise of an award under the 2019 Stock Award Plan.

Vote Required

Approval of the 2019 Stock Award Plan requires the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting.  For more information on the voting requirements, see “Quorum and Votes Required.”.

The Company’s Board of Directors unanimously recommends a vote “FOR” approval of the 2019 Stock Award Plan.

.

Stock Ownership of Directors and Executive Officers.

We believe it is important for our Directors and executive officers to align their interests with the long-term interests of our shareholders.  Although we have encouraged stock accumulation through the grant of equity incentives to our directors and executive officers, we have not historically required our directors and executive officers to own shares of our common stock.  With our revised director compensation plan, our Directors have begun receiving shares of our common stock as part of their annual compensation.

Except as otherwise indicated below, the table below shows the amount of our common stock each of our Directors and Named Executive Officers (as defined in the Executive Compensation section below) owned on March 7, 2019.  Unless otherwise indicated, all shares shown are held with sole voting and investment power.  Shares and per share data have been adjusted for the two-for-one stock split which occurred as of close of business on December 3, 2018.

		Number of
	Number of	Shares	Total Number
	Shares Not	Subject to	of Shares
	Subject to	Exercisable	Beneficially	Percent of
Name of Beneficial Owner	Options	Options (1)	Owned (2)	Class (3)

Jim Braden	5,400	—	5,400	*
B. Proctor Caudill, Jr.(4)	247,125	—	247,125	4.1%
Gregory J. Dawson	15,664	—	15,664	*
Norman J. Fryman	1,870	—	1,870	*
Henry Hinkle (5)	93,457	—	93,457	1.6%
William Hough	12,714	—	12,714	*
Ted McClain (6)	6,993	—	6,993	*
Jack W. Omohundro	3,553	—	3,553	*
Louis Prichard (7)	29,054	—	29,054	*
Edwin S. Saunier (8)	7,417	—	7,417	*
Robert G. Thompson (9)	13,617	—	13,617	*
Woodford Van Meter (10)	71,175	—	71,175	1.2%
Buckner Woodford IV (11)	356,733	—	356,733	6.0%
Other Executive Officers	33,010	—	45,724	*

Directors and Executive Officers as a group	897,782	—	897,782	15.0%

*Ownership is less than 1.0%

(1)	Shares of common stock attributed to a named person by virtue of options exercisable currently or within sixty days of March 7, 2019.

(2)	Total number of shares beneficially owned does not include the following non-vested shares of restricted stock:

Number of Shares of
Name of Beneficial Owner	Restricted Common Stock

Executive Officers
Jim Braden	990
Gregory J. Dawson	990
Norman J. Fryman	990
William Hough	990
Louis Prichard	2,100
Executive Officers as a group	10,220

(3)	Based on 5,981,326 shares of our common stock outstanding as of March 7, 2019.

(4)	Includes 39,450 shares held of record by Mr. Caudill’s wife, as to which Mr. Caudill’s disclaims beneficial ownership.

(5)

Includes 360 shares held by Mr. Hinkle’s wife, as to which Mr. Hinkle disclaims beneficial ownership.  Includes 84,560 shares held of record by Hinkle Holding Company, LLC, as to which Mr. Hinkle, as president, has shared voting power.

(6)	Includes 2,000 shares held of record by The Hopewell Company, Inc., as to which Mr. McClain, as a 40% owner and officer, has voting power.

(7)

Includes 2,870 shares held of record by Mr. Prichard’s wife, as to which Mr. Prichard disclaims beneficial ownership, 5,174 shares held by a trust, as to which Mr. Prichard disclaims beneficial ownership and 4,220 shares held jointly with his wife.

(8)	Includes 1,600 shares held in a retirement account.

(9)	Includes 800 shares held of record by Mr. Thompson’s wife, as to which Mr. Thompson disclaims beneficial ownership.

(10)	Includes 6,400 shares held of record by Mr. Van Meter’s wife, as to which Mr. Van Meter disclaims beneficial ownership.

(11)	Includes 18,000 shares held by Mr. Woodford’s wife, as to which Mr. Woodford disclaims beneficial.

Executive Compensation.

Compensation Discussion and Analysis.

Overview of Compensation Program. The Compensation Committee (“Committee”) of the Board has responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy.  The Committee ensures that the total compensation paid is fair, reasonable, and competitive.  The individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal year 2018, as well as the other individuals included in the Summary Compensation Table, are referred to as the “Named Executive Officers.”

Compensation Philosophy and Objectives. The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns executives’ interests with those of the shareholders by rewarding performance above established corporate and individual goals, with the ultimate objective of improving shareholder value.  The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies.  To that end, the Committee believes that the executive compensation packages we provide to our executives, including the Named Executive Officers, should include both cash and stock-based compensation that reward performance as measured against established goals.

For 2016 through 2018, the Committee and CEO evaluated and relied primarily on Blanchard Consulting Group Executive Compensation Review.  After reviewing and evaluating these surveys and information, the Committee then made a subjective judgment to determine a percentage increase in total base pay.  Each manager, based on this aggregate percentage increase, is allocated a pool of funds to award increases among the employees the manager supervises.  For 2018, increases of 4-10% were granted to the Named Executive Officers.

Effect of Nonbinding Shareholder Advisory Vote:  At our 2018 shareholder meeting, we asked our shareholders for a non-binding advisory vote on our programs and procedures related to our executive compensation.  While the shareholder vote was not binding, our Board did review and consider the voting results.  Ninety-two percent of the votes cast were in favor of our compensation programs and procedures.  As a result, we determined that we did not need to consider changing our overall approach to executive compensation.

Role of Executive Officers in Compensation Decisions. The Committee makes all compensation decisions for the CEO and approves recommendations regarding equity awards to all officers of the Company.  Using their discretion, our CEO and our Chief Operating Officer awards the salary and non-equity compensation to the remaining executive officers, using the pool of funds allocated to them from the overall percentage increase established by the Committee.

Setting Executive Compensation.  Based on the foregoing objectives, the Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals.  A significant percentage of total compensation is allocated to incentives.

The Committee reviews relevant market data and alternatives when making compensation decisions for the CEO.  Up to 65% of base compensation may be earned in performance-based incentive compensation as a result of the performance of the Company, compared to established goals.

2018 Executive Compensation Components.  For the fiscal year ended December 31, 2018, the principal components of compensation for Named Executive Officers were base salary, performance-based incentive compensation, long-term equity incentive compensation, and retirement and other benefits.

Currently Paid Compensation Components:

Base Salary.  We provide our Named Executive Officers and other employees with base salary to compensate them for services rendered during the fiscal year.  Base salary ranges for Named Executive Officers are determined for each executive based on his or her position and responsibility.  Salary levels are typically considered annually as part of our performance review process as well as upon a promotion or other change in job responsibility.  Recently, the Committee and the CEO primarily relied upon the Blanchard Consulting Group Compensation Review in setting salary ranges on an annual basis.  At least every five years, the Committee recalibrates salary ranges based on the overall value of each job by comparing current market rates of benchmark jobs and assigning all jobs to salary grades, after considering their market value and internal value.  During his review of base salaries for other executives, the CEO primarily focuses on the individual’s performance.

Performance-Based Incentive Compensation.  The Management Incentive Plan (“MIP”) was created to promote continual high performance by officers of the Company through achievement of corporate goals and encouragement of growth of shareholder value.  We currently have approximately 61 officers (including the Named Executive Officers) who are eligible to receive cash awards under MIP.  The MIP provides guidelines for the calculation of annual non-equity incentive based compensation, subject to Committee oversight and modification.  Annually, the Committee considers whether any changes should be made with the MIP.  The MIP includes various incentive levels based on the participant’s accountability and impact on our operations, with target award opportunities that are established as a percentage of base salary.  These maximum targets range from 50% of base salary to 65% of base salary for the Named Executive Officers.

The Named Executive Officers individual performance goals are aligned with the Company’s strategic focus areas.  For the 2018 performance year, the Compensation Committee set the following individual performance objectives for the President and Chief Executive Officer, and the President and Chief Executive Officer set the following goals for the other Named Executive Officers:

•

Mr. Prichard, President and Chief Executive Officer.  Mr. Prichard’s individual performance objectives were aligned with the Company’s strategic focus areas of profitability and growth.  Specifically, Mr. Prichard’s goals were to improve earnings, and increase market share in loans and deposits.

•	Other Named Executive Officers. For 2018, the performance objectives of the Named Executive Officers were identical to Mr. Prichard’s.

MIP for Fiscal Year 2016, 2017 and 2018.  The goals for each participant varied and related to the individuals potential to affect our operations.  For fiscal years 2016, 2017 and 2018, the Committee established specific monthly department and/or individual and bank goals with a threshold (bronze), target (silver) and maximum (gold) achievement level for each goal that remained constant throughout the year.  Bronze and gold levels are set below and above the silver level (generally ten to twenty percentage points, as applicable).  The monthly department and/or individual goals included loan and deposit increases, income increases, new customer accounts, efficiency measures and specific customer service improvements.  The Company goals were to increase earnings, deposit growth, and loan growth.

We made annual MIP Payments.  To help our employees individually monitor his or her achievement results, each month we evaluated whether the applicable department, individual or Company achieved the bronze level or achieved or exceeded the silver or gold level for each of its, his or her goals.  On an annual basis, we calculated the average of each of the prior 12-month results for each goal and then evaluated whether the department, individual or company achieved or exceeded the bronze, silver or gold levels for the 12-month period for each of its, his or her goals.  Each goal had an award value based upon a percentage of an individual’s salary and each individual received 50% of the gold goal award if the bronze level was met, 75% of the gold goal award if silver level was met and 100% of the gold goal award if gold level was met, and with prorated levels being achievable between these levels.  The payout percentages (as a percent of salary) for the Named Executive Officers ranged from 39% to 50% for 2018.  For the Named Executive Officers, a portion of the incentive earned in 2018 was awarded in restricted stock ranging from 20% to 50%.  Fifty percent of each of these grants vest annually on the anniversary date of the grant (assuming the recipient is still in our employ).  Awards made to Named Executive Officers under the MIP for performance in 2016, 2017 and 2018 are reflected in the “non-equity incentive plan compensation” column of the Summary Compensation Table.

Long-Term Incentive Compensation:

2009 Stock Award Plan.  The 2009 Stock Award Plan, which will expire in May 2019, is intended to help us enhance the link between the creation of shareholder value and long-term executive incentive compensation, to provide an opportunity for increased equity ownership by executives and to maintain competitive levels of total compensation.  Under this plan, our Board and the Committee have the ability to issue stock options, stock appreciation rights, restricted stock and other stock-based awards.

In 2018 the Committee utilized the 2009 Stock Award Plan to compensate executives and other officers for sustained increases in our stock performance by issuing restricted stock.  Twenty percent of each grant vests annually on the anniversary date of the grant (assuming the recipient is still in our employ).  Upon a change of control, death, disability or retirement (assuming the individual has reached the age of 65 or greater when he or she retires) any restriction period will expire immediately and the employee will hold the restricted stock free of any restrictions.  Upon any other termination of employment, nonvested awards are immediately forfeited.

Based on its subjective judgment, the Committee annually establishes the awards to the executive officers under the 2009 Stock Award Plan based on the salary level of each employee.  The Committee, in its discretion, may also award stock grants to newly hired employees and to employees who are promoted.  These awards are reflected in the Summary Compensation Table and the Grants of Plan Based Awards Table for our Named Executive Officers.

2005 Restricted Stock Grant Plan.  The 2005 Restricted Stock Grant Plan, which expired in May 2015, encouraged participants to focus on long-term Company performance and provided an opportunity for executives and other officers to increase their stake in the Company through restricted grants of our common stock.  Starting in 2006, the Committee utilized the 2005 Restricted Stock Grant Plan to compensate executives and other officers for sustained increases in our stock performance.  Twenty percent of each grant vests annually on anniversary date of the grant (assuming the recipient is still in our employ).  Upon a change of control, death, disability or retirement (assuming the individual has reached the age of 65 or greater when he or she retires) any restriction period will expire immediately and the employee will hold the restricted stock free of any restrictions.  Upon any other termination of employment, nonvested awards are immediately forfeited.

Based on its subjective judgment, the Committee annually established the awards to the executive officers under the 2005 Restricted Stock Grant Plan based on the salary level of each employee.  The Committee, in its discretion, also awarded stock grants to newly hired employees and to employees who were promoted.  These awards are reflected in the Summary Compensation Table.

Retirement Plan & Trust.  The Retirement Plan & Trust (the “Plan”) was terminated at December 31, 2008.  The Company made distributions under the Plan and the distribution amounts made to Plan participants were based upon amendments made to the Pension Protection Act of 2006 and the Internal Revenue Code of 1986, as amended.  In connection with the termination of the Plan, employees had the choice of choosing to receive their distributions as a rollover to their 401(k) plans or to IRAs, or they could choose to receive cash or an annuity.  Additionally, employees who had more than 50 years of combined age plus years of service as of December 31, 2008 received additional distribution credits (“transition credit amounts”), which have been and will continue to be paid through the 401k Plan.  Finally, Plan participants also had the option to rollover their additional $1.5 million Plan termination distributions to a 401(k) or IRA, or to receive cash.

Profit Sharing (401k) Plan.  Our Profit Sharing (401k) Plan is available to all employees, including the Named Executive Officers.  We match 100% of the first 6% of pay that is contributed by an employee to the plan.  All employee contributions to the plan are fully-vested upon contribution, and matching contributions are vested after 3 years of service.  We may, at our discretion, make a profit sharing contribution to the plan.  We have not made a profit sharing contribution since we added the 401(k) feature to the plan.  Due to the termination of the Retirement Plan mentioned above, transition credits will be earned by employees who have more than 50 years of combined age plus years of service as of December 31, 2008 and this will be paid through the 401k Plan.

Compensation Policies and Practices as They Relate to the Company’s Risk Management.  The Compensation Committee annually reviews our Company plans with its senior risk officers to ensure that (a) any risks posed by such plans have been limited, (b) these plans do not encourage behavior focused on short-term results rather than long-term value creation and (c) the plans do not encourage the manipulation of reported earnings to enhance the compensation of any employee.  We do not believe that there is anything inherent in the various compensation plans described above that encourages the manipulation of reported earnings to enhance the compensation of any employee or encourages behavior focused on short-term results rather than long-term value creation.  Our compensation plans use multiple performance goals and risk-based criteria and, in a number of cases (a) provide for delayed payment of awards in order to ensure that risk-based performance measurements continue to be met over an extended period of time; and (b) provide for payment in the common stock of the Company, which effectively aligns the interests of employees with those of shareholders in enhancing the long-term value of the Company’s stock.

The following summary describes how risk factors have been addressed:

•

Salaries.  Past salary surveys have verified that the salaries of our officers are not excessive, in comparison with peers, and we do not believe that there is anything in our salary compensation structure, or in the manner in which raises are awarded, that poses any unnecessary risk.

•

MIP.  This plan provides cash incentives to our employees and departments who meet targeted monthly goals tailored for their business activities.  To discourage the taking of unnecessary and excessive risks, awards earned under this plan are only paid annually and net income is the largest component in the plan in order to counterbalance other excessive risks in other goals of the plan.

•

2009 Stock Award Plan.  We do not believe that any of the grants under the 2009 Stock Award Plan encourage the taking of unnecessary and excessive risks because:  (a) the value of the awards is tied to the market value of the Company’s common stock and will be enhanced to the extent the Company recognizes improved earnings over a longer period of time; (b) since the awards are payable in stock, the tax code treatment of long-term versus short-term capital gains encourages the recipients to hold the stock that they receive, which discourages their taking short-term actions to improve earnings that may not have a more long-term effect upon the value of the Company; and (c) the required vesting periods discourage employees from taking short-term actions which would have a negative effect upon the long term value of the Company.

•

Perquisites.  We provide nominal perquisites to our Named Executive Officers and certain other officers.  Because of the relatively small dollar amount of these perquisites and because they are not tied to any specific performance metrics, we do not believe that this element of compensation in any way encourages excessive or unnecessary risk taking.

Report of the Compensation Committee.

The Compensation Committee of our Board of Directors is composed of three members who are independent, outside directors as defined under NASDAQ director independence rules.  The Compensation Committee has furnished the following report:

We determine the total compensation of the Company’s CEO.  With input from the CEO, we also determine the total long-term compensation of the other executive officers and the total short-term and long-term compensation of the directors.  We do not have power to delegate our authority.  The role and responsibilities of the Compensation Committee are set forth in a written Charter adopted by the Board.  Our Compensation Committee charter can be located at our website www.kybank.com in the section entitled “About Us” under “Investor Relations” in the “Corporate Information — Governance Documents” subsection.

The Compensation Committee reviews and reassesses the Charter annually, and recommends any changes to the Board for approval.

Please refer to “Compensation Discussion and Analysis” above for a more thorough discussion of the Company’s philosophy and procedures. We have reviewed and discussed the Compensation Discussion and Analysis with management.  Based on our review of the Compensation Discussion and Analysis and discussions with management, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for its 2019 Annual Meeting of Shareholders.

Dated:  March 28, 2019

Edwin S. Saunier, Chairman
Henry Hinkle

Ted McClain

Compensation of Named Executive Officers.

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by our CEO, our Chief Financial Officer, and each of our three most highly compensated executive officers other than the CEO and Chief Financial Officer.

Summary Compensation Table

						Change in
						Pension
						Value and
					Non-Equity	Nonqualified
					Incentive	Deferred
				Stock	Plan	Compensation	All Other
Name & Position	Year	Salary	Bonus	Awards (1)	Compensation (2)	Earnings (3)	Compensation (4)	Total

Louis Prichard	2018	$327,210	$—	$16,118	$164,194	$—	$35,749	$543,271
President, CEO	2017	314,705	—	11,375	95,657	—	36,980	458,717
	2016	300,000	—	10,378	107,626	—	42,107	460,111

Gregory J. Dawson	2018	143,538	—	7,598	55,405	9,786	13,129	229,456
Sr VP, CFO	2017	135,486	—	5,363	42,678	9,050	11,315	203,892
	2016	131,612	—	4,892	40,471	9,148	11,797	197,920

Norman J. Fryman	2018	200,546	—	7,598	77,411	19,250	19,772	324,577
Exec VP, Chief	2017	182,531	—	5,363	57,497	18,157	18,651	282,199
Credit Officer	2016	177,314	—	4,892	54,524	17,601	19,903	274,234

William H. Hough	2018	181,865	—	7,598	70,200	—	16,940	276,603
Exec VP, Director	2017	162,531	—	5,363	54,880	—	13,976	236,750
of Sales and Service	2016	134,476	—	4,892	41,351	—	13,268	193,987

Jim Braden	2018	181,865	—	7,598	70,200	—	13,016	272,679
Exec VP, Chief	2017	167,443	—	5,363	27,464	—	12,319	212,589
Operating Officer	2016	142,255	—	4,892	43,743	—	11,287	202,177

(1)

The amounts under this column represent the aggregate grant date fair value of the restricted stock that we granted each of our Named Executive Officers computed in accordance with FASB ASC Topic 718.  The restricted stock will vest ratably over a five-year period.  The grant date fair value of each restricted stock awarded in 2016 was $14.82, in 2017 was $16.25, and in 2018 was $23.02.    Shares and per share data have been adjusted for the two-for-one stock split which occurred as of close of business on December 3, 2018.

(2)	Represents cash payments from satisfaction of the performance goals under the MIP plan. See discussion above under “Currently Paid Compensation Components: Performance-Based Incentive Compensation”.

(3)	Represents the transition credit amount from the termination of the pension plan. For a discussion of this payment see “Long-Term Incentive Compensation: Profit Sharing (401k) Plan”.

(4)

The amounts reflected in this column for the Named Executive Officers include premiums paid for life insurance, a car allowance for Mr. Prichard and Mr. Hough, the Company’s matching contributions of the first 6% of voluntarily deferred salary contribution into his/her 401(k) plan (which was $16,500 for Mr. Prichard) and director fees of $12,400 for Mr. Prichard.

2018 Pay Ratio Disclosure

						Change in
						Pension
						Value and
					Non-Equity	Nonqualified
					Incentive	Deferred
				Stock	Plan	Compensation	All Other
Name & Position	Year	Salary	Bonus	Awards (1)	Compensation (2)	Earnings	Compensation (3)	Total

Louis Prichard	2018	$327,210	$—	$16,118	$164,194	$—	$35,749	$543,271
President, CEO

Median Employee	2018	$31,561	$—	$2,993	$3,798	$—	$2,263	$38,488

(1)  The amounts under this column represent the aggregate grant date fair value of the restricted stock that we granted Mr. Prichard and our median employee computed in accordance with FASB ASC Topic 718.

(2) Represents cash payments from satisfaction of the performance goals under the MIP plan.  See discussion above under “Currently Paid Compensation Components:  Performance-Based Incentive Compensation”.

(3) The amounts reflected in this column for both Mr. Prichard and the median employee include the Company’s matching contributions of the first 6% of voluntarily deferred salary contribution into his/her 401(k) plan (which was $16,500 for Mr. Prichard).  The remaining amounts in the column for Mr. Prichard include premiums paid for life insurance, a car allowance, and director fees of $12,400.

In determining the median employee compensation, the Company calculated the total annual compensation for 2018 for all full time and part time active employees as of December 31, 2018 (the “Identification Date”), excluding the President/CEO.  We did not exclude any employees.  We used gross pay reported on our employees’ 2018 Form W-2 to determine annual total compensation for those that were employed for the full year.  For full-time employees who had not been employed by the Company the full year, annual total compensation was determined by using current agreed upon annual salary as of the Identification Date.  For part-time employees who have not been employed by the Company the full year, annual total compensation was determined by annualizing the gross pay reported on the employee’s 2018 Form W-2.  Additionally, we computed the value of stock awards in accordance with FASB ASC Topic 18.  The President/CEO’s total annual compensation is approximately fourteen (14) times larger than the median employee’s annual total compensation.

Grants of Plan Based Awards Table

The following table contains information regarding incentive compensation under the Company’s MIP plan and the grant of restricted stock under the 2009 Stock Award Plan to the Named Executive Officers eligible for incentive plan awards during the year ended December 31, 2018.  Shares and per share data have been adjusted for the two-for-one stock split which occurred as of close of business on December 3, 2018.

Grants of Plan Based Awards

					All Other
					Stock Awards:	Grant

		Estimated Future Payments Under			Shares of	Value
	Grant	Non-Equity Incentive Plan Awards (1)			Restricted	of Stock
Name	Date	Threshold	Target	Maximum	Stock (2)	Awards

Louis Prichard
Restricted Stock	1/2/2018				700	$16,118
MIP	1/1/2018	$53,172	$106,343	$212,686

Gregory J. Dawson
Restricted Stock	1/2/2018				330	7,598
MIP	1/1/2018	17,942	35,884	71,769

Norman J. Fryman
Restricted Stock	1/2/2018				330	7,598
MIP	1/1/2018	25,068	50,136	100,273

William Hough
Restricted Stock	1/2/2018				330	7,598
MIP	1/1/2018	22,733	45,466	90,933

Jim Braden
Restricted Stock	1/2/2018				330	7,598
MIP	1/1/2018	22,733	45,466	90,933

(1)

Represents three potential management incentive plan compensation amounts that could be paid to the individual Named Executive Officer depending upon the Company’s meeting these various targets in 2018.  See the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table” above for amounts earned by the respective individuals.  For a discussion of the goals and requirements of the incentive compensation, see “Currently Paid Compensation Components:  Performance-Based Incentive Compensation - MIP for Fiscal Year 2016, 2017 and 2018.”

(2)	Awards of restricted shares of our common stock in 2018 under our 2009 Stock Award Plan. The shares of restricted stock vest ratably over 5-years.

Outstanding Equity Awards Table

		Outstanding Equity Awards at December 31, 2018
		Stock Awards (1)
			Market Value of
		Number of Shares	Shares or
	Grant	Or units of stock	Or units of stock
Name	Date	That have not vested	That have not vested

Louis Prichard	1/2/18	700	$15,890
	1/3/17	560	12,712
	1/4/16	420	9,534
	1/2/15	280	6,356
	1/2/14	140	3,178

Gregory J. Dawson	1/2/18	330	7,491
	1/3/17	264	5,993
	1/4/16	198	4,495
	1/2/15	132	2,996
	1/2/14	66	1,498

Norman J. Fryman	1/2/18	330	7,491
	1/3/17	264	5,993
	1/4/16	198	4,495
	1/2/15	132	2,996
	1/2/14	66	1,498

William Hough	1/2/18	330	7,491
	1/3/17	264	5,993
	1/4/16	198	4,495
	1/2/15	132	2,996
	1/2/14	66	1,498

Jim Braden	1/2/18	330	7,491
	1/3/17	264	5,993
	1/4/16	198	4,495
	1/2/15	132	2,996
	1/2/14	66	1,498

(1)

The shares of restricted common stock vest ratably over a five-year period.  In the event of a change in control of the Company, any restrictions will expire immediately and the employee will thereafter hold the shares of common stock without any restrictions.    Shares and per share data have been adjusted for the two-for-one stock split which occurred as of close of business on December 3, 2018.

Option Exercises and Stock Vested Table

The following table sets forth certain information regarding the vesting of restricted stock and the exercise of options by the Named Executive Officers during calendar year 2018.  Shares and per share data have been adjusted for the two-for-one stock split which occurred as of close of business on December 3, 2018.

	Stock Awards
	Number of
	Shares Acquired	Value Realized
Name	on Vesting	on Vesting
Louis Prichard	700	$16,118
Gregory J. Dawson	330	7,598
Norman J. Fryman	330	7,598
William Hough	330	7,598
Jim Braden	330	7,598

PROPOSAL NO. 5

NON-BINDING, ADVISORY VOTE ON THE COMPANY’S OVERALL EXECUTIVE COMPENSATION PROGRAMS AND PROCEDURES

Section 14A of the Securities and Exchange Act of 1934 (the “Exchange Act”) requires that we include in this proxy statement a resolution subject to shareholder vote on the compensation paid to our named executive officers as disclosed in this proxy statement (commonly referred to as “Say-on-Pay”).

The compensation paid to our named executive officers is disclosed on pages 23 to 31 of this proxy statement in the sections entitled “Compensation Discussion and Analysis” and “Compensation of Named Executive Officers.”  We believe that our compensation policies and decisions are focused on pay-for-performance principles and are strongly aligned with the long-term interests of our shareholders.  Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead the Company successfully in a competitive environment.  Shareholders are being asked to cast a non-binding, advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed in its proxy statement for the May 21,  2019 Annual Meeting of stockholders, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Vote Required

If you submit a proxy but there is no designation as to how the shares represented should be voted on this matter, the proxy will be voted for the approval of the compensation paid to the Company’s named executive officers. The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this proposal will be required for approval.  For more information on the voting requirements, see “Quorum and Votes Required.”

Advisory Nature of Vote

Your vote on this Proposal 5 is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board of Directors.  The vote will not be construed to overrule any decision by the Company or the Board of Directors; to create or imply any change to the fiduciary duties of the Company or the Board of Directors; or to create or imply any additional fiduciary duties for the Company or the Board of Directors.  However, our Board of Directors and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the compensation paid to our named executive officers as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Company’s Board of Directors recommends voting “FOR” the proposal to approve the compensation paid to the Company’s named executive officers disclosed in “Compensation Discussion and Analysis” and “Compensation of Named Executive Officers” appearing on pages 23 through 31 of this proxy statement.

Transactions with Related Persons.

Our operating subsidiary, Kentucky Bank, has had and expects in the future to have banking transactions in the ordinary course of business with our directors and executive officers and their affiliates.  All loans to and deposits from such persons or their affiliates have been on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with other persons not related to the lender, and, in the opinion of management, have not involved more than the normal risk of collectability or other unfavorable features.

Additional information concerning transactions with related persons is hereby incorporated by reference to Note 4 and Note 8 of our December 31, 2018 audited consolidated financial statements filed on Form 10-K.

Our practice has been that any transaction that would require disclosure under Item 404(a) of Regulation S-K of the rules and regulations of the Securities and Exchange Commission, with respect to a director or executive officer, must be reviewed and approved, or ratified, annually by the Board of Directors.  Any such related party transactions will only be approved or ratified if the Board determines that such transaction will not impair the involved person’s service to, and exercise of judgment on behalf of, the Company, or otherwise create a conflict of interest that would be detrimental to the Company.  The transaction relating to Mr. McClain described below has been reviewed and approved or ratified by our Board.

We paid The Hopewell Company, Inc., a Kentucky corporation, $224,469 from the Company.  The amounts attributed to premium payments are directly passed through to the insurance companies that issued the insurance policies we bought.  Mr. McClain owns 40% of The Hopewell Company, Inc. and is also a director of the company.  The aggregate amount retained by The Hopewell Company, Inc. for property or services during each of 2018,  2017 and 2016 did not exceed $200,000 or 5% of The Hopewell Insurance Company’s consolidated gross revenues for the applicable year.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC.  Based solely upon our review of the Forms 3, 4, and 5 filed during 2018, and written representations from certain reporting persons, we reasonably believe that all required reports were timely filed, with the following exception:  one Form 4 for Mr. Hinkle.

Annex A

SECOND AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

KENTUCKY BANCSHARES, INC.

ARTICLE I

Name

The Corporation’s name shall be Kentucky Bancshares, Inc.

ARTICLE II

Duration

The Corporation’s duration shall be perpetual.

ARTICLE III

Purposes

The Corporation’s purposes shall be to transact any and all lawful business for which corporations may be incorporated under the Kentucky Business Corporation Act (“KBCA”), as from time to time in existence or replaced by any successor Act.

ARTICLE IV

Authorized Shares

The total number of shares that the Corporation shall have the authority to issue is 20,300,000 shares, which shall be divided into two classes as follows:

    20,000,000 Common Shares; and

    300,000 Preferred Shares.

The designations, voting powers and relative rights and preferences of the shares shall be as follows:

A.   Common Shares.

1.    Powers, Rights and Preferences.  The Common Shares shall be without distinction as to powers, rights and preferences. Except as may be provided by the Board of Directors in a designation of any series of Preferred Shares (in accordance with the provisions of Paragraph B of Article IV) or as otherwise declared by law, the Common Shares shall have the exclusive right to vote for the election of directors and on all other matters in which shareholders are generally entitled to vote. Except with respect to the election of directors (where cumulative voting is required), each of the Common Shares shall have one vote per share (which vote may not be split into fractional votes) on matters on which holders of Common Shares are entitled to vote.

         2.    Dividends. After the requirements with respect to preferential dividends on Preferred Shares (fixed in accordance with the provisions of Paragraph B of Article IV), if any, have been met and after the Corporation  has complied with any requirements for setting aside sums as sinking funds or redemption or purchase accounts and subject further to any other conditions that may be established in accordance with the provisions of Paragraph B of Article IV, the holders of Common Shares shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors.

           3.    Distributions on Common Shares. After distribution in full of any preferential amount (as may be fixed in accordance with the provisions of Paragraph B of Article IV) to be distributed to the holders of Preferred Shares, and subject to any further rights of the holders of Preferred Shares to participate in a liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, the holders of Common Shares shall be entitled to receive, upon the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, all of its remaining assets, tangible and intangible, of whatever kind available for distribution to the shareholders, ratably in proportion to the number of Common Shares held by each.

         4.    Issuance of Common Shares. Common Shares may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

B.   Preferred Shares.

          1.   Issuance by Board Resolutions; Series.  The Board of Directors of the Corporation shall have authority by resolution to issue from time to time Preferred Shares in one or more series. Each series shall be distinctly designated by number, letter or title. All shares of any one series of Preferred Shares shall be alike in every particular.  The powers, preferences and voting, relative, participating, optional and other rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

          2.    Preferences and Rights.   Subject to the provisions of subparagraph 3 of this Paragraph B of Article IV, the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Shares, the designation, powers, preferences and voting, relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including, but without limiting the generality of the foregoing, the following:

               (a)   The distinctive designation of, and the number of Preferred Shares that shall constitute, the series, which number from time to time may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof  then outstanding) from time to time by action of the Board of Directors;

               (b)   The rate and times at which, and the terms and conditions upon which, dividends on the shares of the series shall be paid, whether the dividends shall be cumulative or non-cumulative, and if cumulative, from what date or dates, and the preferences or relation, if any, of such dividends to the dividends payable on any shares of any other series or class of stock of the Corporation;

               (c)   Whether shares of the series shall be subject to redemption, and if so subject, whether they shall be subject to redemption (i) at the option of the Corporation, the shareholder, another person and/or upon the occurrence of a designated event, (ii) for cash, indebtedness, securities (including, without limitation, Common Shares) or other property, or any combination thereof, and (iii) for a designated amount or for an amount determined in accordance with a designated formula or by reference to extrinsic data or events; and, as to any shares of a series subject to redemption, such other terms and conditions on which the shares of the series may be redeemed;

              (d)   Whether the holders of the shares of the series shall be entitled to the benefit of a sinking fund or redemption or purchase account to be applied to the purchase or redemption of the shares of the series and, if  so entitled, the amount of such fund and the terms and conditions relative to the operation thereof;

               (e)  Whether the shares of the series shall be convertible into, or exchangeable for, any Common or other Preferred Shares of the Corporation or any other securities and, if so convertible or exchangeable, whether the conversion or exchange (i) is at the option of the Corporation, the shareholder, another person and/or upon the occurrence of a designated event, (ii) shall be for cash, indebtedness, securities (including, without limitation, Common Shares) or other property, or any combination thereof, and (iii) shall be for a designated amount or at a designated ratio, or for an amount or at a ratio determined in accordance with a designated formula or by reference to extrinsic data or events; and, as to any shares of a series so convertible or exchangeable, such other terms and conditions on which the shares of the series may be converted or exchanged;

               (f)   The rights, if any, of the holders of the shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation;

               (g)   Whether the shares of the series shall have priority over or parity with or be junior to the shares of any other class or series, or shall be entitled to the benefit of limitations restricting (i) the creation of indebtedness of the Corporation, (ii) the issuance of shares of any other class or series having priority over or being on a parity with the shares of such series, or (iii) the payment of dividends on, the making of other distributions with respect to, or the purchase or redemption of shares of any other class or series on parity with or ranking junior to the shares of any such series as to dividends or other distributions, and the terms of any such restrictions; or any other restrictions with respect to shares of any class or series on parity with or ranking junior to the shares of such series in any respect;

              (h)  Whether and in what circumstances shares of a series shall have voting rights, which voting rights, if any, may be general, special, conditional or limited (and, in the case of special, conditional or limited voting rights, may confer upon holders of such series in certain circumstances the exclusive right to elect a majority of the members of the Board of Directors); and, as to any shares of a series having voting rights, the number of votes each holder shall be entitled to cast per each share of the series and whether holders of the series are entitled to vote separately or together with the holders of one or more other series of Preferred Shares on all or some matters as a separate voting group; and

               (i)   Any other powers, preferences, privileges and relative, participating, optional, or other special rights of such series, and the qualifications, limitations or restrictions thereof, to the fullest extent now and hereafter permitted by law.

         3.    Issuance of Preferred Shares.  Subject to the following provisions of this subparagraph 3, shares of any series of Preferred Shares may be issued from time to time as the Board of Directors shall determine, on such terms and for such consideration as shall be fixed by the Board of Directors.  The relative powers, preferences and rights of each series of Preferred Shares in relation to the powers, preferences and rights of each other series of Preferred Shares shall be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in this Paragraph B of Article IV.  Except as otherwise declared by law, the consent by class or series vote or otherwise of the holders of such of the series of the Preferred Shares as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Shares, whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Shares that the consent of the holders  of  a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Shares.

ARTICLE V

Board of Directors

A.        Number.  The business and affairs of the Corporation shall be managed and conducted by or under the direction of a Board of Directors.  The number of directors (exclusive of directors to be elected by the holders of one or more series of Preferred Shares of the Corporation that may be outstanding, voting separately as a series or class) shall be fixed from time to time by the Board of Directors of the Corporation by resolution adopted by a majority of the entire Board of Directors, but in no event shall be less than five (5) nor more than fifteen (15).

B.       Classes of Directors.  The Board of Directors shall be divided into three classes, Class I, Class II and Class III, that shall be as nearly equal in number as reasonably possible; provided, however, that the number of directors in any one class may not exceed the number of directors in any other class by more than one.  The initial allocation of directors among classes shall be established by resolution adopted by the holders of a majority of the outstanding shares of the Corporation entitled to vote in an election of directors.

C.          Terms of Office.  Each initial director in Class I shall serve for a term expiring at the 2021 annual meeting of shareholders; each initial director in Class II shall serve for a term expiring at the 2019 annual meeting of shareholders; and each initial director in Class III shall serve for a term expiring at the 2020 annual meeting of shareholders.  At each annual meeting of shareholders following adoption of these Second Amended and Restated Articles of Incorporation, the directors chosen to succeed those whose terms have expired shall be identified as being of the same class of directors they succeed and shall be elected to serve for a term ending on the third annual meeting of shareholders following the annual meeting of shareholders at which they were elected.  Each director shall serve until his successor is duly elected and qualified, except in the case of death, resignation or removal.

D.    Removal.  Subject to the rights, if any, of the holders of any series of Preferred Shares then outstanding, any director or the entire Board of Directors may be removed from office at any time, but only for cause and by the affirmative vote of the holders of at least 67% of all Shares of the Corporation outstanding and then entitled to vote generally in an election of directors, voting together as a single class.  Notwithstanding the immediately preceding sentence, if less than the entire Board of Directors is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the class of directors of which he is a part.

E.   Vacancies.  Subject to the rights, if any, of the holders of any series of Preferred Shares then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or removal may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which they have been elected expires or, in the case of newly created directorships, shall hold office until such time as determined by the directors electing such new director (in a manner consistent with Paragraph B of this Article V).  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

F.       Rights of Holders of Preferred Shares.  Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Shares issued by the Corporation pursuant to Article IV shall have the right, voting separately as a class or by series, to elect directors at an annual or special meeting of shareholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of the series of Preferred Shares applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by the terms of the applicable series.

ARTICLE VI

Bylaws

The Board of Directors is authorized to adopt, amend or repeal the Bylaws of the Corporation.  Any Bylaws made by the directors under the powers conferred by this Article VI may be amended or repealed by the shareholders of the Corporation.  The Bylaws may contain, among other matters, provisions requiring (i) advance notice of business to be conducted and shareholder proposals to be submitted at an annual meeting of shareholders of the Corporation, (ii) procedure for the nomination of persons for election to the Board of Directors, including nominations made other than by or at the direction of the Board of Directors, and (iii) provisions requiring that various provisions of the Bylaws may not be amended or repealed unless the holders of a supermajority percentage of the shares of the Corporation then entitled to vote generally in an election of directors, not to exceed 80%, voting together as a single class, approve such amendment or repeal.

ARTICLE VII

Higher Vote for Certain Business Combinations Required

Except as otherwise provided in this Article VII, the affirmative vote of the holders of no fewer than (i) 67% of the outstanding Voting Shares (as hereinafter defined) of the Corporation and (ii) a majority of the outstanding Voting Shares of the Corporation that are not “beneficially owned” (as hereinafter defined) by an Interested Shareholder that directly, or indirectly through an Affiliate, is a party to or otherwise proposes any of the following transactions involving the Corporation or any of its Subsidiaries, shall be required to approve any of the following transactions (“Business Combination”):

                  (a)  Any merger or consolidation of the Corporation or any of its Subsidiaries (as hereinafter defined) with or into an Interested Shareholder or an Affiliate, or any merger or consolidation of an Interested Shareholder or an Affiliate with or into the Corporation or any of its Subsidiaries;

           (b)  Any share exchange involving the Corporation or any of its Subsidiaries and the acquisition of shares of the Corporation or any of its Subsidiaries by an Interested Shareholder or an Affiliate pursuant to such share exchange;

          (c)  Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the corporation or any of its Subsidiaries to an Interested Shareholder or an Affiliate;

          (d)  Any issuance or transfer by the Corporation or by any of its Subsidiaries (in one transaction or a series of transactions) of any Voting Shares of the Corporation or any of its Subsidiaries to any Interested Shareholder or an Affiliate in exchange for cash, securities or other property;

          (e)  Any adoption of any plan or proposal for liquidation or dissolution of the Corporation or any of its Subsidiaries proposed by or on behalf of an Interested Shareholder;

               (f)    Any reclassification of securities, recapitalization or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of Voting Shares of the Corporation or any of its Subsidiaries that are beneficially owned by an Interested Shareholder or an Affiliate, or any partial or complete liquidation, spin-off, split-off or split-up of the Corporation or any of its Subsidiaries; or

            (g)  Any agreement, contract or other arrangement providing for any of the transactions described above in paragraphs (a) to (f) in this Article VII.

The voting requirement of this Article VII shall not be applicable to any particular Business Combination if the Business Combination has been approved by a majority of the Disinterested Directors (as hereinafter defined). The Business Combination that has been approved by a majority of the Disinterested Directors shall require the affirmative vote as is required by law.

    For the purposes of these Second Amended and Restated Articles of Incorporation:

(a)  “Affiliate”:   An “Affiliate” of an Interested Shareholder is a person or other entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, an Interested Shareholder.

(b)  “Associate”:  An “Associate” of an Interested Shareholder  means  (i) a director, officer, partner or beneficial owner of ten percent or more of any class of its securities or other similar interests, (ii) if the Interested Shareholder is a trust or other estate, any person that has a substantial beneficial interest in, or who serves as a trustee of, the Interested Shareholder or serves in a similar fiduciary capacity for it, (iii) any relative or spouse of the Interested Shareholder or any relative or spouse of any officer, director or beneficial owner of ten percent or more of any class of securities or other similar interests of an Interested Shareholder, and (iv) any relative of such spouse referred to in clause (b)(iii), immediately above, who resides in the same home as the Interested Shareholder or any officer, director or beneficial owner of ten percent or more of any class of securities or other similar interests of the Interested Shareholder.

(c)  “Beneficial Ownership”:  A person or entity “beneficially owns” securities or other similar interests in another when such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) the voting power, which includes the power to direct the voting of such security or other similar interests, or (ii) the right to acquire the securities or other similar interests pursuant to any contract or arrangement upon the exercise of any option, warrant or other similar right, upon the conversion of any other shares or upon the revocation of a trust or otherwise.  A person or entity shall be conclusively deemed to “beneficially own” securities or other similar interests of its Affiliates or Associates.

(d)  “Disinterested Director”:  A “Disinterested Director” shall mean any member of the Board of Directors who is unaffiliated with the Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is not an Affiliate of the Interested Shareholder and is  recommended to succeed a Disinterested Director by a majority of the Disinterested Directors then on the Board of Directors.

(e)  “Interested Shareholder”:  An “Interested Shareholder” of the Corporation means any person who or which:

(i)  itself or together with its Affiliates and Associates is the beneficial owner, directly or indirectly, of ten percent or more of the outstanding Voting Shares of the Corporation or any of its Subsidiaries; or

(ii)  is an assignee of or has otherwise succeeded to, the beneficial ownership of any Voting Shares of the Corporation or any of its Subsidiaries that were at any time within a two-year period immediately prior to the date in question beneficially owned by an Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

(f)  “Subsidiary”:  A “Subsidiary” of the Corporation is another corporation of which one-half or more of its Voting Shares are beneficially owned by the Corporation, directly or indirectly, through one or more intermediaries.

(g)  “Voting Shares”:  “Voting Shares” shall mean any security or other similar interest of any corporation, trust, partnership or other entity that carries with it a right to vote generally in the election of directors or other governing body of that entity.

The Disinterested Directors shall have the power and duty to determine for the purposes of this Article VII, on the basis of the information known to them after reasonable inquiry, (i) whether a person or entity is an Interested Shareholder, (ii) the number of Voting Shares beneficially owned by any person or entity, (iii) whether a person or entity is an Affiliate or an Associate of another, (iv) whether any transaction or series of transactions is a Business Combination, (v) whether the assets sold in any Business Combination constitute substantially all of the assets of the Corporation or any of its Subsidiaries, and (vi) such other matters with respect to which a determination is required under this Article VII.  Any such determination made by a majority of the Disinterested Directors shall be final and binding for all purposes hereunder.

ARTICLE VIII

Shareholder Action

A.   General.  Subject to the rights, if any, of the holders of any series of Preferred Shares then outstanding, any action required or permitted to be taken at any annual or special meeting of shareholders may be taken only upon the vote of the shareholders at an annual or special meeting duly called and may not be taken by written consent of the shareholders.

B.   Special Meetings.  Subject to the rights, if any, of the holders of any series of Preferred Shares then outstanding, the Corporation shall only hold a special meeting of shareholders:

(a)  On call of a majority of the entire Board of Directors; or

(b)  If the holders of at least 67% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Corporation’s secretary one (1) or more written demands for the meeting describing the purpose or purposes for which it is to be held.

ARTICLE IX

Indemnification and Insurance

A.   Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to, or is involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the KBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney’s fees, judgements, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph B hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.  The right to indemnification conferred in this paragraph A of Article IX shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the KBCA requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise.  The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

B.   Right of Claimant to Bring Suit.  If a claim under paragraph A of this Article IX is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation)  that the claimant has not met the standard of conduct that makes it permissible under the KBCA for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the KBCA, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

C.    Non-Exclusivity of Rights.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article IX shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

D.     Insurance.   The Corporation may maintain  insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the KBCA.

ARTICLE X

Limitation on Director Liability

A.     Scope of Limitation.  A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any act or omission constituting a breach of his duty as a director, unless such act or omission (i) relates to a transaction in which the director has a personal financial interest that is in conflict with the financial interests of the Corporation or its shareholders; (ii) is not in good faith or involves intentional misconduct or is known to the director to be a violation of law; (iii) is a vote for or assent to an unlawful distribution to shareholders as prohibited under KRS 271B.8-330; or (iv) relates to a transaction from which the director derives an improper personal benefit.

B.    Amendment of KBCA.  If the KBCA is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the KBCA, as so amended, without the necessity for further shareholder action in respect thereof.

C.   Repeal or Modification.  Any repeal or modification of this Article X by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE XI

Share Distributions

Except as may be provided by the Board of Directors of the Corporation in a designation of any series of Preferred Shares (in accordance with the provisions of Paragraph B of Article IV), shares of one class or series may be issued as a share dividend in respect of shares of another class  or series.

ARTICLE XII

Change in Control Proposals

In furtherance and not in limitation of the powers conferred by law or in these Second Amended and Restated Articles of Incorporation, the Board of Directors (and any committee of the Board of Directors) is expressly authorized, to the extent permitted by law, to take such action or actions as the Board or such committee may determine to be reasonably necessary or desirable to (i) encourage any person to enter into negotiations with the Board of Directors and management of the Corporation with respect to any transaction that may result in a change in control of the Corporation that is proposed or initiated by such person or (ii) contest or oppose any such transaction that the Board of Directors or such committee determines to be unfair, abusive or otherwise undesirable with respect to the Corporation and its business, assets or properties or the shareholders of the Corporation, including, without limitation, the adoption of such plans or the issuance of rights, options, shares, notes, debentures or other evidences of indebtedness or other securities of the Corporation, which rights, options, shares, notes, debentures or evidences of indebtedness or other securities (x) may be exchangeable for or convertible into cash or other securities on such terms and conditions as  may be determined by the Board or such committee and (y) may provide for the treatment of any holder or class of holders thereof designated by the Board of Directors or any such committee in respect of the terms, conditions, provisions and rights of such securities that is different from, and unequal to, the terms, conditions, provisions and rights applicable to all other holders thereof.

ARTICLE XIII

Super Majority Approval for Certain Amendments to

These Second Amended and Restated Articles of Incorporation

Notwithstanding any other provision in these Second Amended and Restated Articles of Incorporation to the contrary, the provisions of Articles V, VI, VII, VIII, IX, X and XII, and this Article XIII, shall not be amended or repealed, nor shall any provision in these Second Amended and Restated Articles of Incorporation that is inconsistent with Articles V, VI, VII, VIII, IX, X and XII, and this Article XIII, be adopted, unless approved by the affirmative vote of the holders of no fewer than (i) 67% of the voting power of all shares of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, and (ii) a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, excluding the voting power of all shares of the Corporation of a then Interested Shareholder not beneficially owned by such shareholder (whether then an “Interested Shareholder” or otherwise) on May 21, 2019.

Annex B

Kentucky Bancshares, Inc.

2019 Stock Award Plan

SECTION 1

Purpose

The purpose of the Kentucky Bancshares, Inc. 2019 Stock Award Plan (the “Plan”) is to motivate and reward key employees, directors, advisory directors, consultants and advisers by giving them a proprietary interest in the Company’s success.

SECTION 2

Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

 “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock or Other Stock-Based Award.

“Award Agreement” shall mean any written or electronic notice of grant, agreement, contract or other instrument or document evidencing any Award, which may, but need not, be required to be executed, acknowledged or accepted by a Participant.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean, until otherwise determined by the Board, the Compensation Committee of the Board.

“Common Stock” shall mean shares of common stock, no par value per share, of the Company.

“Company” shall mean Kentucky Bancshares, Inc.

“Designated Beneficiary” shall mean the beneficiary designated by the Participant, in a manner determined by the Board or Committee, to receive the benefits due the Participant under the Plan in the event of the Participant’s death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant’s estate.

“Eligible Individual” shall mean (i) any person providing services as an officer and/or director or advisory director of the Company or a Subsidiary, whether or not employed by such entity, (ii) any employee of the Company or a Subsidiary, including any director who is also an employee of the Company or a Subsidiary, (iii) any officer or employee of an entity with which the Company has contracted to receive executive, management or legal services who provides services to the Company or a Subsidiary through such arrangement, (iv) any consultant or adviser to the Company, a Subsidiary or to an entity described in clause (iii) hereof who provides services to the Company or a Subsidiary through such arrangement and (v) any person who has agreed in writing to become a person described in clauses (i), (ii), (iii) or (iv) within not more than 30 days following the date of grant of such person’s first Award under the Plan.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Incentive Stock Option” shall mean an option granted under Section 6 of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Nonqualified Stock Option” shall mean an option granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

 “Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.

“Other Stock-Based Award” shall mean any right or award granted under Section 9 of the Plan.

“Participant” shall mean any Eligible Individual granted an Award under the Plan.

“Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Restricted Stock” shall mean any restricted stock granted under Section 8 of the Plan.

“Shares” shall mean the shares of Common Stock and such other securities of the Company or a Subsidiary as the Board or Committee may from time to time designate.

“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

“Subsidiary” shall mean (i) any corporation or other entity in which the Company possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity and (ii) any other entity in which the Company has a direct or indirect economic interest that is designated as a Subsidiary by the Board or the Committee.

SECTION 3

Administration and Delegation

(a)  Administration.  The Board or Committee shall administer the Plan. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Board or Committee by the Plan, the Board and the Committee shall each have full power and authority to:

1.	designate Participants;
2.	determine the type or types of Awards to be granted to an Eligible Individual;
3.	determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards;
4.	determine the terms and conditions of any Award;
5.

determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, whole Shares, other whole securities, other Awards, other property or other cash amounts payable by the Company upon the exercise of that or other Awards, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended;

6.

determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable by the Company with respect to an Award shall be deferred either automatically or at the election of the holder thereof, the Board or the Committee;

7.	interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;
8.	establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and
9.	make any other determination and take any other action that the Board or Committee deems necessary or desirable for the administration of the Plan.

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee.  Such designations, determinations, interpretations and other decisions may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder of the Company and any Eligible Individual.

(b) Delegation.  Subject to the terms of the Plan and applicable law, the Board and the Committee may each delegate to one or more or their members, or to one or more agents, such administrative duties as they may deem advisable.  The Board or the Committee, or any person to whom either has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility of the Board, the Committee, or such person may have under the Plan.  The Board and the Committee may each employ such legal or other counsel, consultants and agents as they may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent.  Expenses incurred by the Board and by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefitted from the Plan, as determined by the Board or the Committee.

(c) Board Action.  A majority of the whole Board shall constitute a quorum, and the acts of a majority of the members of the Board present at a meeting at which a quorum is present, or acts approved in writing by all of the members of the Board, shall be the acts of the Board for purposes of any action the Board takes permitted by this Plan.

SECTION 4

Eligibility

Any Eligible Individual shall be eligible to be granted an Award.

SECTION 5

Shares Available; Adjustment

(a) Shares Available for Awards. Subject to adjustment as provided in Section 5(b):
1.	Calculation of Number of Shares Available.
(i)

Subject to the other provisions of this Section 5(a), the number of Shares with respect to which Awards payable in Shares may be granted under the Plan shall be 300,000 Awards that by their terms may be settled only in cash shall not be counted against the maximum number of Shares provided herein.

(ii)	The number of Shares that may be issued pursuant to Incentive Stock Options may not exceed 200,000 Shares.
(iii)

To the extent any Shares covered by an Award are not issued because the Award is forfeited or canceled or the Award is settled in cash, such Shares shall again be available for grant pursuant to new Awards under the Plan.

(iv)

In the event that Shares are issued as Restricted Stock or Other Stock-Based Awards under the Plan and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such Shares shall again be available for grant pursuant to new Awards under the Plan.

(v)

If the exercise price of any Option is satisfied by tendering Shares to the Company, only the number of Shares issued net of the Shares tendered shall be deemed issued for purposes of determining the maximum number of Shares available for issuance under Section 5(a)(i)(A).  However, all of the Shares issued upon exercise shall be deemed issued for purposes of determining the maximum number of Shares that may be issued pursuant to Incentive Stock Options.

2.

Shares Deliverable Under Awards.  Any Shares delivered pursuant to an Award may consist of authorized and unissued Shares, Shares held by the Company or a Subsidiary and Shares acquired in the open market or otherwise obtained by the Company or a Subsidiary. The issuance of Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

3.

Individual Limit. Any provision of the Plan to the contrary notwithstanding, no individual may receive in any year Awards under the Plan, whether payable in cash or Shares, that relate to more than 10,000 Shares.

4.

Use of Shares.  Subject to the terms of the Plan and the overall limitation on the number of Shares that may be delivered under the Plan, the Board and the Committee may each use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary and the plans or arrangements of the Company or a Subsidiary assumed in business combinations.

(b)  Adjustments.  In the event that the Board or Committee determines that any dividend or other distribution (whether in the form of cash, Shares, Subsidiary securities, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Board or Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board or Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award and, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award and, if deemed appropriate, adjust outstanding Awards to provide the rights contemplated by Section 10(b) hereof; provided, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

SECTION 6

Stock Options

(a)  Stock Options. Subject to the provisions of the Plan, the Board and the Committee shall each have the authority to determine the Eligible Individuals to whom Options shall be granted, the number of Shares to be covered by each Option, the option price thereof, the conditions and limitations applicable to the exercise of the Option and the other terms thereof. The Board and the Committee shall each have the authority to grant Incentive Stock Options, Nonqualified Stock Options or both. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be required by Section 422 of the Code, as from time to time amended, and any implementing regulations; provided, however, that if, on the date of the grant of Incentive Stock Options, the Eligible Individual to whom such grant is to be made (together with persons whose stock ownership is attributed to such individual pursuant to Code Section 424(d)) owns securities possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, the exercise price will not be less than 110% of the fair market value of the Shares to which the Inventive Stock Option relates determined as of the date of the grant, and such Incentive Stock Options are not exercisable after the date five years from the date of the grant.  Notwithstanding the foregoing, no Eligible Individual may be granted Incentive Stock Options which would result in Shares with an aggregate fair market value (measured on the date of the grant) of more than $100,000 first becoming exercisable in any one calendar year.

(b) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board or Committee may specify in the applicable Award Agreement or thereafter, provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of 10 years after the date of such grant. The Board or the Committee may each impose such conditions with respect to the exercise of Options, including without limitation, any condition relating to the application of Federal or state securities laws, as it may deem necessary or advisable. An Option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of Shares to be purchased. The exercise notice shall be accompanied by the full purchase price for the Shares.

(c)  Payment. The Option price shall be payable in United States dollars and may be paid by (i) cash or cash equivalent; (ii) delivery of shares of Common Stock, which shares shall be valued for this purpose at the fair market value (valued in accordance with procedures established by the Board or the Committee) as of the effective date of such exercise and, unless otherwise determined by the Board or the Committee, shall have been held by the optionee for at least six months; or (iii) in such other manner as may be authorized from time to time by the Board or the Committee. Prior to the issuance of Shares upon the exercise of an Option, a Participant shall have no rights as a shareholder.

SECTION 7

Stock Appreciation Rights

(a)  Stock Appreciation Rights. Subject to the provisions of the Plan, the Board and the Committee shall each have authority to determine the Eligible Individuals to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Award of Stock Appreciation Rights, the grant price thereof, the conditions and limitations applicable to the exercise of the Stock Appreciation Right and the other terms thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to any other Award. Stock Appreciation Rights granted in tandem with or in addition to an Option or other Award may be granted either at the same time as the Option or other Award or at a later time. Stock Appreciation Rights shall not be exercisable after the expiration of 10 years after the date of grant.

(b)  A Stock Appreciation Right shall entitle the holder thereof to receive upon exercise, for each Share to which the Stock Appreciation Right relates, an amount equal to the excess, if any, of the fair market value of a Share on the date of exercise of the Stock Appreciation Right over the grant price. Any Stock Appreciation Right shall be settled in cash, unless the Board or the Committee shall determine at the time of grant of a Stock Appreciation Right that it shall or may be settled in cash, Shares or a combination of cash and Shares.

SECTION 8

Restricted Stock

(a)  Grant of Restricted Stock. Subject to the provisions of the Plan, the Board and the Committee shall each have authority to determine the Eligible Individuals to whom Restricted Stock shall be granted, the number of Shares to be covered by each Award of Restricted Stock and the terms, conditions, and limitations applicable thereto. The Board and the Committee shall also each have authority to grant restricted stock units. Restricted stock units shall be subject to the requirements applicable to Other Stock-Based Awards under Section 9. An Award of Restricted Stock may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Board or Committee may determine, subject to the provisions of the Plan. An award of Restricted Stock may be made in lieu of the payment of cash compensation otherwise due to an Eligible Individual.

(b)  The Restricted Period. At the time that an Award of Restricted Stock is made, the Board or Committee shall establish a period of time during which the transfer of the Shares of Restricted Stock shall be restricted (the “Restricted Period”).  Each Award of Restricted Stock may have a different Restricted Period. A Restricted Period of at least three years is required with incremental vesting of the Award over the three-year period permitted. However, if the grant or vesting of the Shares is subject to the attainment of specified performance goals, a Restricted Period of at least one year with incremental vesting is permitted. The expiration of the Restricted Period shall also occur as provided in the Award Agreement in accordance with Section 11(a) hereof.

(c)  Escrow. The Participant receiving Restricted Stock shall enter into an Award Agreement with the Company setting forth the conditions of the grant. Certificates representing Shares of Restricted Stock shall be registered in the name of the Participant and deposited with the Company, together with a stock power endorsed in blank by the Participant. Each such certificate shall bear a legend in substantially the following form:

 The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Kentucky Bancshares, Inc. Stock Award Plan (the “Plan”) and a notice of grant issued thereunder to the registered owner by Kentucky Bancshares, Inc. Copies of the Plan and the notice of grant are on file at the principal office of Kentucky Bancshares, Inc.

(d) Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the Shares of Restricted Stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Board or the Committee may, in its discretion, prescribe in the Award Agreement.

(e)  Forfeiture. In the event of the forfeiture of any Shares of Restricted Stock under the terms provided in the Award Agreement (including any additional Shares of Restricted Stock that may result from the reinvestment of cash and stock dividends, if so provided in the Award Agreement), such forfeited shares shall be surrendered and the certificates canceled. The Participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional Shares received pursuant to Section 5(b) or Section 10(b) due to a recapitalization, merger or other change in capitalization.

(f)  Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board or the Committee or at such earlier time as provided in the Award Agreement or an amendment thereto, the restrictions applicable to the Restricted Stock shall lapse and a stock certificate for the number of Shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the Participant or the Participant’s estate, as the case may be.

(g)  Rights as a Shareholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Award Agreement, each Participant receiving Restricted Stock shall have all the rights of a shareholder with respect to Shares of stock during any period in which such Shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such Shares.

(h)  Performance-Based Restricted Stock. The Board or the Committee shall determine at the time of grant if a grant of Restricted Stock is intended to qualify as performance-based compensation. Any such grant shall be conditioned on the achievement of one or more performance measures established by the Board or the Committee for the performance period.

SECTION 9

Other Awards

(a)  Other Stock-Based Awards. The Board and the Committee each is hereby authorized to grant to Eligible Individuals an “Other Stock-Based Award”, which shall consist of an Award that is not an instrument or Award specified in Sections 6 through 8 of this Plan, the value of which is based in whole or in part on the value of Shares, including a restricted stock unit.  Other Stock-Based Awards may be awards of Shares or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible or exchangeable into or exercisable for Shares), as deemed by the Board or the Committee consistent with the purposes of the Plan. The Board or the Committee shall determine the terms and conditions of any such Other Stock-Based Award and may provide that such awards would be payable in whole or in part in cash. Other Stock-Based Awards will comply with the timing and distribution requirements of Section 409A of the Code.

(b)  Performance-Based Other Stock-Based Awards. The Board or the Committee shall determine at the time of grant if the grant of an Other Stock-Based Award is intended to qualify as performance-based compensation. Any such grant shall be conditioned on the achievement of one or more performance measures as established by the Board or the Committee.

(c) Equivalents. In the discretion of the Board or the Committee, an Award, whether made as an Other Stock-Based Award under this Section 9 or as an Award granted pursuant to Sections 6 through 8 hereof, may provide the holder thereof with dividends or dividend equivalents, payable in cash, Shares, Subsidiary securities, other securities or other property on a current or deferred basis.  If paid on a deferred basis, then the timing and distribution requirements of an Award or Other Stock-Based Award will apply with Section 409A of the Code.

SECTION 10

Amendment or Discontinuance of Plan; Adjustment of Awards; Cancellation of Awards

(a) Amendment or Discontinuance of the Plan. The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment may
1.

 without the approval of the stockholders, (i) increase, subject to adjustments permitted herein, the maximum number of shares of Common Stock that may be issued through the Plan, (ii) materially increase the benefits accruing to Participants under the Plan, (iii) materially expand the classes of persons eligible to participate in the Plan, or (iv) amend Section 10(c) to permit a reduction in the exercise price of Options; or

2.	materially impair, without the consent of the recipient, an Award previously granted.

(b)  Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Board and the Committee is each hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section

5(b) hereof) affecting the Company, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Board or the Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(c)  Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Board or the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to such canceled Award.  Notwithstanding the foregoing, except for adjustments permitted under Sections 5(b) and 10(b) no action by the Board or the Committee shall cause a reduction in the exercise price of Options granted under the Plan without the approval of the stockholders of the Company. The determinations of value under this subparagraph shall be made by the Board or the Committee.

SECTION 11

Provisions Applicable to All Awards

(a)  Award Agreements. Each Award hereunder shall be evidenced by an agreement or notice delivered to the Participant (by paper copy or electronically) that shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment or cessation of consulting or advisory services of the Participant and the effect thereon, if any, of a change in control of the Company.

(b) Withholding.
1.

A Participant shall be required to pay to the Company, and the Company shall have the right to deduct from all amounts paid to a Participant (whether under the Plan or otherwise), any taxes required by law to be paid or withheld in respect of Awards hereunder to such Participant. The Board or the Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.

2.

At any time that a Participant is required to pay to the Company an amount required to be withheld under the applicable tax laws in connection with the issuance of Shares under the Plan, the Participant may, if permitted by the Board or the Committee, satisfy this obligation in whole or in part by delivering currently owned Shares or by electing (the “Election”) to have the Company withhold from the issuance Shares, which Shares shall have a value equal to the minimum amount required to be withheld. The value of the Shares delivered or withheld shall be based on the fair market value of the Shares on the date as of which the amount of tax to be withheld shall be determined in accordance with applicable tax laws (the “Tax Date”).

3.

 Each Election to have Shares withheld must be made prior to the Tax Date. If a Participant wishes to deliver Shares in payment of taxes, the Participant must so notify the Company prior to the Tax Date.

(c) Transferability. No Awards granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a Participant except: (i) by will; (ii) by the laws of descent and distribution; (iii) pursuant to a domestic relations order, as defined in the Code, if permitted by the Board or the Committee and so provided in the Award Agreement or an amendment thereto; or (iv) if permitted by the Board or Committee and so provided in the Award Agreement or an amendment thereto.  Options granted in tandem therewith may be transferred or assigned (w) to Immediate Family Members, (x) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the partners, (y) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the members, or (z) to a trust for the benefit of Immediate Family Members; provided, however, that no more than a de minimis beneficial interest in a partnership, limited liability company or trust described in (x), (y) or (z) above may be owned by a person who is not an Immediate Family Member or by an entity that is not beneficially owned solely by Immediate Family Members. “Immediate Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the Participant and their spouses. To the extent that an Incentive Stock Option is permitted to be transferred during the lifetime of the Participant, it shall be treated thereafter as a Nonqualified Stock Option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Awards, or levy of attachment or similar process upon Awards not specifically permitted herein, shall be null and void and without effect. The designation of a Designated Beneficiary shall not be a violation of this Section 11(c).

(d)  Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board or Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Board or Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e)  No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Board or Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(f)  Deferral Permitted. Payment of cash or distribution of any Shares to which a Participant is entitled under any Award shall be made as provided in the Award Agreement. Payment may be deferred at the option of the Participant if provided in the Award Agreement and such deferral complies with the timing and distribution requirements of Section 409A of the Code.

SECTION 12

Miscellaneous

(a) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, stock appreciation rights and other types of Awards provided for hereunder (subject to stockholder approval of any such arrangement if approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(b)  No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of or as a consultant or adviser to the Company or any Subsidiary or in the employ of or as a consultant or adviser to any other entity providing services to the Company. The Company or any Subsidiary or any such entity may at any time dismiss a Participant from employment, or terminate any arrangement pursuant to which the Participant provides services to the Company or a Subsidiary, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. No Eligible Individual or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Eligible Individuals, Participants or holders or beneficiaries of Awards.

(c) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the Commonwealth of Kentucky.

(d)  Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board or the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board or the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(e)  No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(f)  Compliance with Law. The Company intends that Awards granted under the Plan, or any deferrals thereof, will comply with the requirements of Section 409A of the Code and all regulations and guidance promulgated thereunder, to the extent applicable.

(g)  Headings. Headings are given to the subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 13

Term of the Plan

 Subject to Section 10(a), no Awards may be granted under the Plan later than ten years after the date the Plan was adopted by the Board; provided, however, that Awards granted prior to such date shall remain in effect until such Awards have either been satisfied, expired or canceled under the terms of the Plan or the individual Award Agreement, and any restrictions imposed on Shares in connection with their issuance under the Plan have lapsed.

SECTION 14

Liability and Indemnification

(a) No Liability.  No member of the Board or the Committee or any officer or employee of the Company or its subsidiaries shall be personally liable for any act or failure to act, decision or determination made in good faith in connection with the Plan hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct.  By participating in the Plan, each Participant agrees to release and hold harmless the Company and its subsidiaries (and their respective directors, officers and employees), the Board and the Committee from and against any tax liability, including, but not limited to, interest and penalties, incurred by the Participant in connection with his or her receipt of an Award and the payment and exercise thereof.

(b) Indemnification.  Each person who is or has been a member of the Board or Committee will be indemnified and held harmless by the Company against and from: (a) any loss, cost, liability or expense (including, but not limited to, attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement; and (b) any and all amounts paid by him or her in settlement thereof, with the Company’s prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she must give the Company an opportunity, at the Company’s expense, to handle and defend such claim, action, suit or proceeding before he or she undertakes to handle and defend the same on his or her own behalf.  The foregoing right of indemnification is not exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 15

Effective Date of the Plan

The Plan shall become effective on________,   2019, the date of its adoption by the Company’s shareholders.

******

The foregoing is the full text of the Stock Award Plan adopted by the shareholders of Kentucky Bancshares, Inc. on_____, 2019.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00 a.m. (Eastern Time), on May 21, 2019. Online Go to www.envisionreports.com/KTYB or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories, and Canada. Save paper, time, and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. www.envisionreports.com/KTYB. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH, AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + For Against Abstain 1. Ratification of appointment of Crowe LLP as the Company’s registered public accounting firm for 2019. 2. Election of Directors to serve until the 2022 annual meeting: 01 - _____B. Proctor Caudill, Jr. Mark here to vote FOR all nominees. 02 - _____Louis Prichard 03 - _____Woodford Van Meter Mark here to WITHHOLD vote from all nominees. 01 02 03 For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. CUMULATIVE VOTING: If you wish to vote shares cumulatively, indicate before the name of each nominee the number of votes you desire to cast for that nominee. See page 3 of the proxy statement for an explanation of cumulative voting. NOTE: If you wish to use cumulative voting, you MUST vote your proxy by mail. For Against Abstain For Against Abstain 3. Approval of an amendment to our amended and restated Articles of Incorporation to increase the number of authorized shares of common stock to 20,000,000. 5. Non-binding advisory vote on the Company’s overall executive compensation programs and procedures. 4. Proposal to adopt the 2019 Stock Award Plan. Please sign exactly as name(s) appears on your stock certificate. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 031LFE B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 1, 3, 4, and 5. 2019 Annual Meeting Proxy Card

2019 Annual Meeting of Kentucky Bancshares, Inc. Shareholders May 21, 2019 11:00 a.m. (Eastern Time) Kentucky Bank 339 Main Street, Paris, KY 40361 The 2019 Annual Meeting of Shareholders of Kentucky Bancshares, Inc. will be held on Tuesday, May 21, 2019 at 11:00 a.m. Eastern Time. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/KTYB. q IF VOTING BY MAIL, SIGN, DETACH, AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2019 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 21, 2019 Appointment of Proxies; Items to be Voted Upon. The undersigned hereby appoints Buckner Woodford IV and Gregory J. Dawson, or either one of them (with full power to act alone), my proxy, each with the power to appoint his substitute, to represent me to vote all of the Corporation’s Common Shares which I held of record or am otherwise entitled to vote at the close of business on March 15, 2019, at the 2019 Annual Meeting of Shareholders to be held on May 21, 2019 and at any adjournments thereof, with all powers the undersigned would possess if personally present, as follows: How Your Proxy Will Be Voted. If this proxy is properly executed, then the Proxies will vote: (1) as you specify above or (2) if you do not specify your vote above, then - FOR the ratification of the registered public accountants, - FOR all the Nominees referred to in Item 2. Additionally, the Proxies will have discretionary authority to cumulate votes selectively among the nominees as to whom authority to vote has not been withheld and to vote for a substitute nominee if any nominee becomes unavailable for election for any reason, - FOR the proposed amendment to the Company’s Articles of Incorporation to increase the number of common shares to 20,000,000, FOR the proposed new stock award plan, FOR the proposed non-binding advisory vote on the Company’s overall executive compensation programs and procedures - As the Proxies decide on any other matter that comes before the meeting. Directions to Annual Meeting. You can obtain directions to the Annual Meeting by contacting Gregory J. Dawson at 339 Main Street, Paris, KY 40361 or by calling our office at (859) 988-1303. Acknowledgement. By signing this card the undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held May 21, 2019, the accompanying proxy statement, and our 2018 Annual Report to Shareholders, including financial statements. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. Annual Report - Mark here if you no longer wish to receive paper annual meeting materials and instead view them online. + C Non-Voting Items Kentucky Bancshares, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery; sign up at www.envisionreports.com/KTYB

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH, AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + For Against Abstain 1. Ratification of appointment of Crowe LLP as the Company’s registered public accounting firm for 2019. 2. Election of Directors to serve until the 2022 annual meeting: 01 - _____B. Proctor Caudill, Jr. Mark here to vote FOR all nominees. 02 - _____Louis Prichard 03 - _____Woodford Van Meter Mark here to WITHHOLD vote from all nominees. 01 02 03 For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. CUMULATIVE VOTING: If you wish to vote shares cumulatively, indicate before the name of each nominee the number of votes you desire to cast for that nominee. See page 3 of the proxy statement for an explanation of cumulative voting. NOTE: If you wish to use cumulative voting, you MUST vote your proxy by mail. For Against Abstain For Against Abstain 3. Approval of an amendment to our amended and restated Articles of Incorporation to increase the number of authorized shares of common stock to 20,000,000. 5. Non-binding advisory vote on the Company’s overall executive compensation programs and procedures. 4. Proposal to adopt the 2019 Stock Award Plan. Please sign exactly as name(s) appears on your stock certificate. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 031LGD B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 1, 3, 4, and 5. 2019 Annual Meeting Proxy Card

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.edocumentview.com/KTYB. q IF VOTING BY MAIL, SIGN, DETACH, AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Notice of 2019 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 21, 2019 Appointment of Proxies; Items to be Voted Upon. The undersigned hereby appoints Buckner Woodford IV and Gregory J. Dawson, or either one of them (with full power to act alone), my proxy, each with the power to appoint his substitute, to represent me to vote all of the Corporation’s Common Shares which I held of record or am otherwise entitled to vote at the close of business on March 15, 2019, at the 2019 Annual Meeting of Shareholders to be held on May 21, 2019 and at any adjournments thereof, with all powers the undersigned would possess if personally present, as follows: How Your Proxy Will Be Voted. If this proxy is properly executed, then the Proxies will vote: (1) as you specify above or (2) if you do not specify your vote above, then - FOR the ratification of the registered public accountants, - FOR all the Nominees referred to in Item 2. Additionally, the Proxies will have discretionary authority to cumulate votes selectively among the nominees as to whom authority to vote has not been withheld and to vote for a substitute nominee if any nominee becomes unavailable for election for any reason, - FOR the proposed amendment to the Company’s Articles of Incorporation to increase the number of common shares to 20,000,000, FOR the proposed new stock award plan, FOR the proposed non-binding advisory vote on the Company’s overall executive compensation programs and procedures - As the Proxies decide on any other matter that comes before the meeting. Directions to Annual Meeting. You can obtain directions to the Annual Meeting by contacting Gregory J. Dawson at 339 Main Street, Paris, KY 40361 or by calling our office at (859) 988-1303. Acknowledgement. By signing this card the undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held May 21, 2019, the accompanying proxy statement, and our 2018 Annual Report to Shareholders, including financial statements. (Items to be voted appear on reverse side) Kentucky Bancshares, Inc.